Exhibit 4 (a) (iv)

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

Dated as of November 19, 2014

SMITH & NEPHEW PLC

$80,000,000 2.47% Series A Senior Notes due November 19, 2019

$45,000,000 Floating Rate Series B Senior Notes due November 19, 2019

$190,000,000 2.97% Series C Senior Notes due November 19, 2021

$50,000,000 3.15% Series D Senior Notes due November 19, 2022

$105,000,000 3.26% Series E Senior Notes due November 19, 2023

$305,000,000 3.36% Series F Senior Notes due November 19, 2024

$25,000,000 Floating Rate Series G Senior Notes due November 19, 2024

5 Old Broad Street

London EC2N 1DW

8.	INTEREST AND PREPAYMENT OF THE NOTES		23
	8.1	Interest. Payments at Maturity	23
	8.2	Optional Prepayments with Make-Whole Amount	26
	8.3	Prepayment for Tax Reasons	27
	8.4	Allocation of Partial Prepayments	28
	8.5	Maturity; Surrender, etc.	28
	8.6	Purchase of Notes	29
	8.7	Make-Whole Amount and Modified Make-Whole Amount	29
	8.8	Prepayment upon a Disposal	31
	8.9	Change of Control Prepayment	31
	8.10	Prepayment in Connection with a Noteholder Sanctions Event	32
9.	AFFIRMATIVE COVENANTS		33
	9.1	Compliance with Law	33
	9.2	Insurance	34
	9.3	Maintenance of Properties	34
	9.4	Payment of Taxes and Claims	34
	9.5	Corporate Existence, etc.	34
	9.6	Books and Records	35
	9.7	Priority of Obligations	35
	9.8	Subsidiary Guarantees	35
10.	NEGATIVE COVENANTS		37
	10.1	Transactions with Affiliates	37
	10.2	Merger, Consolidation, etc.	37
	10.3	Economic Sanctions, Etc.	38
	10.4	Financial Condition	38
	10.5	Negative Pledge	44
	10.6	Disposals	45
	10.7	Subsidiary Debt Test	47
	10.8	Line of Business	48
11.	EVENTS OF DEFAULT		48
12.	REMEDIES ON DEFAULT, ETC.		51
	12.1	Acceleration	51
	12.2	Other Remedies	52
	12.3	Rescission	52
	12.4	No Waivers or Election of Remedies, Expenses, etc.	52
13.	TAX GROSS-UP		52
	13.1	Tax Gross-Up with respect to U.K. Holders	52
	13.2	Tax Gross-Up with respect to Non-U.K. Holders	53
	13.3	Passport Scheme	57
	13.4	Obligations Continuing	57
14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		58
	14.1	Registration of Notes	58
	14.2	Transfer and Exchange of Notes	58
	14.3	Replacement of Notes	58
15.	PAYMENTS ON NOTES		59
	15.1	Place of Payment	59
	15.2	Home Office Payment	59
16.	EXPENSES, ETC.		60
	16.1	Transaction Expenses	60
	16.2	Certain Taxes	60
	16.3	Survival	60

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		61
18.	AMENDMENT AND WAIVER		61
	18.1	Requirements	61
	18.2	Solicitation of Holders of Notes	61
	18.3	Binding Effect, etc.	62
	18.4	Notes Held by the Company, etc.	62
19.	NOTICES; ENGLISH LANGUAGE		62
20.	REPRODUCTION OF DOCUMENTS		63
21.	CONFIDENTIAL INFORMATION		63
22.	SUBSTITUTION OF PURCHASER		64
23.	MISCELLANEOUS		65
	23.1	Successors and Assigns	65
	23.2	Payments Due on Non-Business Days	65
	23.3	Accounting Terms	65
	23.4	Severability	65
	23.5	Construction, etc.	65
	23.6	Counterparts	66
	23.7	Governing Law	66
	23.8	Jurisdiction and Process; Waiver of Jury Trial	66
	23.9	Obligation to Make Payment in Dollars	67

SCHEDULE A	INFORMATION RELATING TO PURCHASERS
SCHEDULE B	DEFINED TERMS
SCHEDULE 5.3	Disclosure
SCHEDULE 5.4	Organization and Ownership of Shares of Subsidiaries
SCHEDULE 5.5	Financial Statements
SCHEDULE 5.15	Existing Financial Indebtedness
SCHEDULE 5.16	Certain Section 5.16 Disclosures

EXHIBIT 1(a)	Form of 2.47% Series A Senior Notes due November 19, 2019
EXHIBIT 1(b)	Form of Floating Rate Series B Senior Notes due November 19, 2019
EXHIBIT 1(c)	Form of 2.97% Series C Senior Notes due November 19, 2021
EXHIBIT 1(d)	Form of 3.15% Series D Senior Notes due November 19, 2022
EXHIBIT 1(e)	Form of 3.26% Series E Senior Notes due November 19, 2023
EXHIBIT 1(f)	Form of 3.36% Series F Senior Notes due November 19, 2024
EXHIBIT 1(g)	Form of Floating Rate Series G Senior Notes due November 19, 2024
EXHIBIT 4.4(a)(i)	Form of Opinion of Special Counsel to the Company (U.S.)
EXHIBIT 4.4(a)(ii)	Form of Opinion of Special Counsel to the Company (English)
EXHIBIT 4.4(b)	Form of Opinion of Special Counsel to the Purchasers (U.S.)
EXHIBIT 9.8	Form of Subsidiary Guarantee

SMITH & NEPHEW PLC

15 Adam Street

London WC2N 6LA

England

$80,000,000 2.47% Series A Senior Notes due November 19, 2019

$45,000,000 Floating Rate Series B Senior Notes due November 19, 2019

$190,000,000 2.97% Series C Senior Notes due November 19, 2021

$50,000,000 3.15% Series D Senior Notes due November 19, 2022

$105,000,000 3.26% Series E Senior Notes due November 19, 2023

$305,000,000 3.36% Series F Senior Notes due November 19, 2024

$25,000,000 Floating Rate Series G Senior Notes due November 19, 2024

As of November 19, 2014

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

SMITH & NEPHEW PLC, a public limited company organized under the laws of England and Wales (the “Company”), agrees with each of the purchasers listed in Schedule A (the “Purchasers”) as follows:

1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of: (i) $80,000,000 aggregate principal amount of its 2.47% Series A Senior Notes due November 19, 2019 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Series A Notes”); (ii) $45,000,000 aggregate principal amount of its Floating Rate Series B Senior Notes due November 19, 2019 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Series B Notes”); (iii) $190,000,000 aggregate principal amount of its 2.97% Series C Senior Notes due November 19, 2021 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Series C Notes”); (iv) $50,000,000 aggregate principal amount of its 3.15% Series D Senior Notes due November 19, 2022 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Series D Notes”); (v)

$105,000,000 aggregate principal amount of its 3.26% Series E Senior Notes due November 19, 2023 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Series E Notes”); (vi) $305,000,000 aggregate principal amount of its 3.36% Series F Senior Notes due November 19, 2024 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Series F Notes”); and (vi) $25,000,000 aggregate principal amount of its Floating Rate Series G Senior Notes due November 19, 2024 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Series G Notes”, and together with the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes and the Series F Notes, the “Notes”). The Notes shall be substantially in the forms set out in Exhibits 1(a), 1(b), 1(c), 1(d), 1(e), 1(f) and 1(g) respectively. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and Series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. Each Purchaser’s obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of White & Case, 5 Old Broad Street, London EC2N 1DW, at 2:00 p.m., London time, at a closing (the “Closing”) on November 19, 2014, or on such other Business Day thereafter on or prior to November 19, 2014 as may be agreed upon by the Company and each Purchaser. At the Closing the Company will deliver to each Purchaser the Notes of each Series to be purchased by such Purchaser in the form of a single Note for each Series (or such greater number of Notes of each Series in denominations of at least $500,000 as such Purchaser may request prior to the Closing) dated the date of the Closing and registered in such Purchaser’s name or in the name of such Purchaser’s nominee (it being understood and agreed by such Purchaser that such Purchaser and nominee may not receive the benefit of any tax gross-up pursuant to Section 13 if under the law of the relevant Taxing Jurisdiction or any double taxation treaty to which the relevant Taxing Jurisdiction is party (or the current regulatory interpretation of such law or treaty) a nominee is disregarded (by reason of its holding securities as a nominee) for the purposes of an exemption from the Relevant Tax), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company per the details below:

Correspondent Bank: JP Morgan, New York

Correspondent Swift: CHASUS33XXX (ABA 021000021)

Beneficiary Bank: NatWest Bank Plc, London

Beneficiary Swift: NWBKGB2L

Beneficiary: Smith & Nephew plc

Account number: 06632572

IBAN: GB11 NWBK 6073 0106 6325 72

If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to it at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1	Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2	Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing; and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no (a) Default or Event of Default shall have occurred and be continuing, or (b) Change of Control shall have occurred.

4.3	Compliance Certificates.

(a)	Officer’s Certificate. The Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)	Secretary’s or Director’s Certificate. The Company shall have delivered to each Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Notes and (ii) the Company’s organizational documents as then in effect.

4.4	Opinions of Counsel.

Each Purchaser shall have received opinions in form and substance satisfactory to it, dated the date of the Closing (a) from (i) White & Case, special U.S. counsel for the Company, and (ii) White & Case, special English counsel for the Company, substantially in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to each Purchaser), and (b) from Bingham McCutchen LLP, special U.S. counsel to the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5	Purchase Permitted by Applicable Law, etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law but excluding any “foreign basket” or equivalent provisions) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as it may reasonably specify to enable it to determine whether such purchase is so permitted.

4.6	Sale of Other Notes.

Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7	Payment of Special Counsel Fees.

Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the special counsel to the Purchasers referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

4.8	Private Placement Number.

A private placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of the Notes.

4.9	Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10	Acceptance of Appointment to Receive Service of Process.

Such Purchaser shall have received evidence of the acceptance by CT Corporation System of the appointments and designations provided for by Section 23.8(e) of this Agreement for the period from the date of Closing through November 19, 2025 (and the payment in full of all fees in respect thereof).

4.11	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be transferred.

4.12	Offeree Letter.

SG Americas Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall have delivered to the Company’s counsel and the Purchasers’ special counsel an offeree letter, in form and substance reasonably satisfactory to the Company and its counsel and each Purchaser and its special counsel, confirming the manner of the offering of the Notes by SG Americas Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.13	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to each Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser as of the date of this Agreement and as of the date of the Closing that:

5.1	Organization; Power and Authority.

The Company is a company duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2	Authorization, etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3	Disclosure.

This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to October 17, 2014 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2013 there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the Company makes no representation or warranty as to the accuracy of any forecast or projection contained in the Disclosure Documents, except that such forecasts and projections were based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable forecasts and projections.

5.4	Organization and Ownership of Shares of Subsidiaries.

(a)	Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b)	Except where the inaccuracy of any of the warranties set out in sub-clauses (i) – (iii) below (inclusive) would not reasonably be expected to have a Material Adverse Effect:

(i)	all of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Security Interest (except as otherwise disclosed in Schedule 5.4);

(ii)	each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact; and

(iii)	no Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5	Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with IFRS consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the other Disclosure Documents.

5.6	Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Security Interest in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7	Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, including without limitation any thereof required in connection with obtaining Dollars to make payments under this Agreement or the Notes and the payment of such Dollars to Persons resident in the United States of America. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in England of this Agreement or the Notes that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

5.8	Litigation; Observance of Statutes and Orders.

(a)	There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)	Neither the Company nor any Subsidiary is in default under any term of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9	Taxes.

The Company and each Subsidiary have filed all material tax returns that are required to have been filed by them in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, has established adequate reserves in accordance with IFRS. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes which are individually or in the aggregate Material for all fiscal periods are adequate.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United Kingdom or any political subdivision thereof will be incurred by the Company or any holder of a Note as a result of the execution or delivery of this Agreement or the Notes. No Tax Deduction imposed by or for the account of the United Kingdom or, to the knowledge of the Company, any other Taxing Jurisdiction, is required to be made from any payment by the Company under this Agreement or the Notes except for any such Tax Deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of the United Kingdom arising (x) in respect of payments to U.K. Holders that are not Qualifying Noteholders or (y) in the circumstances described in clause (a), (b) or (c) of Section 13.2 or (z) in respect of payments to any Non-U.K. Holder other than a Non-U.K. Holder (i) who is resident in a jurisdiction with which the United Kingdom has an appropriate double taxation treaty under which the payment of interest by the Company to that Non-U.K. Holder may be made without the deduction or withholding of United Kingdom income tax; and (ii) in respect of which the Company has received a direction from HM Revenue & Customs allowing for payments to be made to such Non-U.K. Holder without a Tax Deduction imposed by or for the account of the United Kingdom and such direction has not been revoked.

5.10	Title to Property; Leases.

The Company and each Subsidiary have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Security

Interests prohibited by this Agreement, except for those defects in title and Security Interests that, individually or in the aggregate, would not have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11	Licenses, Permits, etc.

The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12	U.S. Plan Compliance with ERISA; Non-U.S. Plans.

(a)	The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Security Interest on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of Security Interests in connection with the amendment of a Plan, other than such liabilities or Security Interests as would not be individually or in the aggregate Material.

(b)	The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $250,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than £200,000,000 in the aggregate for all Non-U.S. Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)	The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

(d)	The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)	The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any non-exempt transaction that is subject to the prohibitions of section 406(a)(1) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.3, and with respect to any transferee, the accuracy of any representation made by such transferee pursuant to Section 6.3, as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser or transferee, as applicable.

(f)	All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

5.13	Private Offering.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has, with respect to the Notes, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. As used in this Section, the terms “Securities” shall have the meaning assigned to the term in the Securities Act.

5.14	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes to the repayment of existing Financial Indebtedness and/or general corporate purposes, including for the avoidance of doubt for acquisitions. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock in violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. As used in this Section, the terms “Securities” shall have the meaning assigned to the term in the Securities Act.

5.15	Existing Financial Indebtedness; Future Security Interest.

(a)	Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Financial Indebtedness of the Company and its Subsidiaries as of September 27, 2014 (including a description of the obligors and obligees, principal amount outstanding and whether secured or not), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Financial Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Financial Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Financial Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds £10,000,000 (or its equivalent) that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Financial Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)	Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Financial Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Financial Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

5.16	Foreign Assets Control Regulations, etc.

(a)	Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)	Except as specified in Schedule 5.16, neither the Company nor any Controlled Entity within the past three (3) years (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws, in each case that, individually or in the aggregate are Material.

(c)	No part of the proceeds from the sale of the Notes hereunder:

(i)	constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)	will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)	will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)	The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

5.17	Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18	Ranking of Obligations

The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Financial Indebtedness of the Company.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1	Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser further severally represents that it is a sophisticated institutional investor and an “accredited investor” as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) of the Securities Act and

has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of holding the Notes for an indefinite period of time. Each Purchaser also severally represents that the Company has provided such Purchaser an opportunity to discuss with the Company’s management the consolidated financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes; provided, however, that the foregoing does not limit or modify the representations and warranties in Section 5 of this Agreement or the right of the Purchasers to rely thereon. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2	Confirmation of United Kingdom tax status of U.K. Holders.

(a)	Each U.K. Holder on a date when interest is payable under the Notes, represents to the Company that it is a Qualifying Noteholder, provided that no such representation will be made where a U.K. Holder has notified the Company, in accordance with (b) below, that it is not or will not be a Qualifying Noteholder.

(b)	A U.K. Holder shall notify the Company as soon as reasonably practicable after it becomes aware either that it will not be able to give the representation in Section 6.2(a) on the next date when interest is payable under the Notes, or that it erroneously gave such a representation previously (or that the basis of such previous representation was incorrect) (which notice shall include reasonable details of that inability or error).

(c)	A U.K. Holder shall promptly upon becoming a party to this Agreement notify the Company which (if any) of the categories set out in sub-sections (a) to (d) of the Qualifying Noteholder definition applies to it and, where sub-section (c) of that definition applies, shall give a reasonable level of detail as to the basis on which it applies.

6.3	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)	the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)	the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)	the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)	the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)	the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)	the Source is a governmental plan or church plan that is covered neither by ERISA nor section 4975 of the Code and neither the purchase of, nor the subsequent holding of, the Notes will result in, arise from, constitute or involve a transaction that violates applicable state or local law; or

(g)	the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)	the Source does not include assets of any employee benefit plan or a “plan” as defined in section 4975(e) of the Code, other than an employee benefit plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan”, “governmental plan”, and “separate account”, shall have the respective meanings assigned to such terms in section 3 of ERISA.

6.4	Qualifying Institution.

Each Purchaser that is not a U.K. Holder, severally represents that it (i) is a Person resident (as such term is defined in the appropriate double taxation treaty) in the United States of America or in another jurisdiction with which the United Kingdom has an appropriate double taxation treaty under which the payment of interest by the Company to that Person may be made without the deduction or withholding of United Kingdom income tax (subject to completion of procedural formalities); and (ii) does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under the Notes in respect of which the interest or premium is paid is effectively connected (for the avoidance of doubt, this does not include its United Kingdom-incorporated parent company, if any, provided that such parent company is not and does not become the beneficial owner of any interest payments made by the Company on the Notes and any interest payments on the Notes are not paid to or attributable to and do not arise in such parent company).

7.	INFORMATION AS TO THE COMPANY.

7.1	Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)	Interim Statements — promptly after the same are available and in any event within 120 days after the end of the first semi-annual fiscal period in each fiscal year of the Company, duplicate copies of,

(i)	a consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and

(ii)	consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such period,

setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS applicable to interim financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that, delivery to each holder of Notes that is an Institutional Investor, within the time period specified above, of the financial information that the Company is required to furnish to the regulatory information services in the United Kingdom pursuant to the Listing Rules of the UK Listing Authority for each such interim period shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such financial information includes the information specified in clauses (i) and (ii) of this clause (a) and is accompanied by a comparison to the corresponding period in the previous fiscal year and otherwise satisfies the requirements of this paragraph, provided further that, if the financial reporting requirements for companies listed on the Official List of the UK Listing Authority are altered, the Company shall deliver to each holder of Notes that is an Institutional Investor such alternative financial information as the Company shall be required to disclose to its shareholders pursuant to the requirements of the UK Listing Authority in force at such time, as well as such supplemental information as is reasonably necessary to provide such holder with the same substantive consolidated financial information as such holder would have received (including, without limitation, all such information necessary to verify compliance with the covenants in Sections 10.4 through 10.7, inclusive) had the form and detail of the accounts not been changed from the form and detail of the most recent interim accounts listed in Schedule 5.5;

(b)	Annual Statements — promptly after the same are available and in any event within 180 days after the end of each fiscal year of the Company, duplicate copies of,

(i)	a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)	consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS, and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with IFRS, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that, delivery to each holder of Notes that is an Institutional Investor, within the time period specified above, of the financial information that the Company is required to furnish to the UK Listing Authority for each such fiscal year shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such financial information includes the information specified in clauses (i) and (ii) of this clause (b) and is accompanied by the opinion referred to above and a comparison to the corresponding period in the previous fiscal year and otherwise satisfies the requirements of this paragraph, provided further that, if the financial reporting requirements for companies listed on the Official List of the UK Listing Authority are altered, the Company shall deliver to each holder of Notes that is an Institutional Investor such alternative financial information as the Company shall be required to disclose to its shareholders pursuant to the requirements of the UK Listing Authority in force at such time, as well as such supplemental information as is reasonably necessary to provide such holder with the same substantive consolidated financial information as such holder would have received (including, without limitation, all such information necessary to verify compliance with the covenants set forth in Sections 10.4 through 10.7, inclusive) had the form and detail of the accounts not been changed from the form and detail of the most recent audited accounts listed in Schedule 5.5;

(c)	Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar statement sent by the Company or any Subsidiary (x) to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or (y) to its public securities holders generally, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus or circular and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission, the UK Listing Authority or any similar Governmental Authority or securities exchange, and (iii) each press release or other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided, however, that it is acknowledged and agreed by the holders of Notes that any such report or document as contemplated by this clause (c) which has been posted to the Company’s official website with general access rights for the public shall be deemed to have been delivered to the holders of Notes as contemplated by this Section 7.1 so long as the Company shall have provided email notification to each holder of Notes of such posting;

(d)	Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer of the Company becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)	Employee Benefit Matters — promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate (or, in the case of clause (iv) below, any Subsidiary) proposes to take with respect thereto:

(i)	with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)	the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)	any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Security Interest on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Security Interest, taken together with any other such liabilities or Security Interests then existing, would reasonably be expected to have a Material Adverse Effect; or

(iv)	receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)	Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement or the Notes as from time to time may be reasonably requested by any such Purchaser (prior to Closing only) or holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Subject to the immediately following sentence, any documents delivered pursuant to this Section 7.1 and Section 7.2 may be delivered electronically by the Company to the holder of a Note by email to the email address of such holder listed in Schedule A hereto or at such other email address as such holder shall from time to time specify to the Company in writing, provided that upon the request of any holder, the Company shall promptly deliver a hard copy of any such document. Notwithstanding the foregoing, any holder of a Note shall have the right at any time, by written notice to the Company, to require that some or all of the documents required to be delivered pursuant to this Section 7.1 or Section 7.2 be delivered in the form of hard copies (rather than electronically) at the physical address set forth in Schedule A hereto or at such other physical address as such holder shall from time to time specify to the Company in writing.

7.2	Officer’s Certificate.

Each set of financial statements delivered to a Purchaser (prior to the Closing only) or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

(a)	Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.4 through 10.7 hereof, inclusive, during the interim or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

(b)	Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the half yearly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)	Material Subsidiaries – with the delivery of the annual financial statements pursuant to Section 7.1(b), a list of the then current Material Subsidiaries.

7.3	Visitation.

The Company shall permit the representatives of each Purchaser (prior to the Closing only) and each holder of Notes that is an Institutional Investor:

(a)	No Default — if no Default or Event of Default then exists, at the expense of such Purchaser (prior to Closing only) or holder, during reasonable business hours and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Responsible Officers of the Company and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)	Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4	Limitation on Disclosure Obligation.

The Company shall not be required to disclose the following information pursuant to Sections 7.1(c), 7.1(f) or 7.3:

(a)	information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would reasonably be likely to be prohibited from disclosing by applicable law or regulations without making public disclosure thereof, or

(b)	information that, notwithstanding the confidentiality requirements of Section 21, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company or relevant Subsidiary and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in sub-clauses (a) or (b) above of this Section 7.4.

8.	INTEREST AND PREPAYMENT OF THE NOTES.

8.1	Interest; Payments at Maturity.

(a)	Interest

(i)	Interest (computed on the basis of a 360-day year of twelve 30-day months) on each Series A Note will accrue and be payable semi-annually on such Series A Note in the amounts and at the times specified in the first paragraph of each such Series A Note.

(ii)	Interest (computed on the basis of a 360-day year of twelve 30-day months) on each Series C Note will accrue and be payable semi-annually on such Series C Note in the amounts and at the times specified in the first paragraph of each such Series C Note.

(iii)	Interest (computed on the basis of a 360-day year of twelve 30-day months) on each Series D Note will accrue and be payable semi-annually on such Series D Note in the amounts and at the times specified in the first paragraph of each such Series D Note.

(iv)	Interest (computed on the basis of a 360-day year of twelve 30-day months) on each Series E Note will accrue and be payable semi-annually on such Series E Note in the amounts and at the times specified in the first paragraph of each such Series E Note.

(v)	Interest (computed on the basis of a 360-day year of twelve 30-day months) on each Series F Note will accrue and be payable semi-annually on such Series F Note in the amounts and at the times specified in the first paragraph of each such Series F Note.

(vi)

Subject to Section 8.1(a)(vii), interest (computed on the basis of a 360-day year and actual days elapsed) shall accrue on the unpaid principal balance of each Floating Rate Note outstanding from time to time during each Floating Interest Period at a rate per annum equal to the Floating Interest Rate for Floating Rate Notes of such Series determined in accordance with this Section 8.1(a)(vi) for such Floating Interest Period. Such interest shall accrue for such Floating Interest Period (determined as provided in the definition thereof) and shall be payable semi-annually in arrears on each Floating Rate Note Payment Date, commencing with the first Floating Rate Note Payment Date occurring after the date of the Closing. The rate of interest applicable to the unpaid principal balance of the Floating Rate Notes of any Series will in no event be higher than the maximum rate of interest permitted by applicable law. In the case of each Series of Floating Rate Notes, for each Floating Interest Period the Floating Interest Rate for such Series applicable thereto shall be determined on the Floating Interest Rate Determination Date for such Floating Interest Period and, as so determined, shall become applicable to the then unpaid principal balances of the Floating Rate Notes of such Series on the first day of such Floating Interest Period. The Floating Interest Rate for each Series of Floating Rate Notes shall be determined by the Company on the Floating Interest Rate Determination Date for each Floating Interest Period, and the Company shall notify in writing (via email or facsimile transmission) on such Floating Interest Rate Determination Date each holder of any Floating Rate Note of the Floating Interest Rate applicable to such Floating Rate Note. In the event that any holder of a Floating Rate Note believes in good faith that the Company incorrectly determined the Floating Interest Rate applicable to such Floating Rate Note as aforesaid, such holder shall, within five Business Days of the date that the Company’s notice was transmitted to such holder by email or facsimile transmission, send a notification in writing (via email or facsimile transmission) to the Company stating that it disagrees with the Company’s calculation and setting out in reasonable detail the reasons behind its disagreement with such calculation and what it believes such calculation should be. The Company shall, within three Business Days of receipt of such email or facsimile notice, send a copy of such notice (via email or facsimile transmission) to each (other) holder of a Floating Rate Note. If, within five Business Days of the Company sending such notice, the holders of more than 50% in principal amount of the Floating Rate Notes of such Series at the time outstanding (exclusive of Floating Rate Notes then owned by the Company or any of its Affiliates) notify the Company (via email or facsimile transmission) that they agree with the objections and revised calculations set forth in the objecting holder’s notice, the Company shall either (a) apply the revised calculations set forth in such objecting holder’s notice or (b) refer the objections to such calculations to an independent financial institution (that does not act as a lender to, or regular underwriter of the securities of, or advisor to, the Company or any of its Affiliates) selected by the Company (after consultation with the holders of the Floating Rate Notes of such Series) and reasonably acceptable to the holders of more than 50% in principal amount of the Floating Rate Notes of such Series at the time outstanding (exclusive of Floating Rate Notes then owned by the Company or any of its Affiliates). Within 5 Business Days of the determination by such institution as to the applicable calculation for determining the Floating Interest Rate for such Series, the Company shall notify the holders of the Floating Rate Notes of such calculation, which calculation shall be the Floating Interest Rate for such Series for such period absent manifest error. If for any reason the Company fails to determine the USD LIBOR Base Rate for any Floating Interest Period on the Floating Interest Rate Determination Date for such Floating Interest Period, the USD LIBOR Base Rate for such Floating Interest Period shall be the rate agreed upon by the holders of more than 50% in principal amount of the Floating Rate Notes (without regard to Series) at the time outstanding (exclusive of Floating Rate Notes then owned by the Company or any of its Affiliates) as specified in a written notice to the Company, which rate shall be final and binding absent manifest error. Failure by the any such holders to notify the Company of any such agreement shall not affect the obligations of the Company hereunder.

(vii)

If, after the date of the Closing, any change in any law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the administration or interpretation thereof (whether or not having the force of law) shall make it unlawful for any holder of Floating Rate Notes to hold or collect upon any Floating Rate Note because of its relationship to the USD LIBOR Base Rate or to give effect to its obligations as contemplated hereby with respect to any Floating Rate Note based on the USD LIBOR Base Rate, then by written notice to the Company: (A) such holder shall promptly (x) notify the Company of such circumstances, including the effective date of such law, regulation or interpretation (which notice shall be withdrawn whenever such circumstances no longer exist) and (y) request the Substituted Rate Bank to specify the rate described in clause (b) of the definition of “Substituted Rate” applicable to the Floating Rate Notes of such Series; and (B) if such notice is given, (1) the interest rate applicable to the Floating Rate Notes of such Series (for purposes of this Section 8.1(a)(vii), “such Notes”) shall be the relevant Substituted Rate, effective as of the effective date specified in such notice, (2) each reference herein with respect to such Notes and in such Notes to the “Floating Interest Rate” shall be deemed thereafter to be a reference to the relevant Substituted Rate, and (3) such Substituted Rate shall be imposed retroactively on such Notes, beginning with the effective date specified in such notice, and shall continue until the first day of the next succeeding Floating Interest Period after which the notice referred to in clause (A) above shall be withdrawn. As used in this Section 8.1(a)(vii), “Substituted Rate” means, at any time, the sum of (a) with respect to the Series B Notes, 0.9% (90 basis points), and with respect to the Series G Notes, 1.05% (105 basis points), plus (b) the annual rate determined by the Substituted Rate Bank to be the rate at which the Substituted Rate Bank, in accordance with its customary practices, offers to place deposits in USD for a period of time comparable to the relevant Floating Interest Period with first class banks in the London interbank market at approximately 11.00 a.m. (London time) two Business Days prior to the first day of the applicable Floating Interest Period (or portion thereof), in the approximate aggregate principal amount of the Floating Rate Notes of the relevant Series outstanding at the time of such determination, and “Substituted Rate Bank” means any leading bank participating in the London interbank market which does not act as lender to, or regular underwriter of the securities of, the Company or any of its Affiliates and which is selected by the Company (after consultation with the holders of the Floating Rate Notes) and reasonably acceptable to the holders of more than 50% in principal amount of the Floating Rate Notes (without regard to Series) at the time outstanding (exclusive of Floating Rate Notes then owned by the Company or any of its Affiliates).

(b)	The outstanding principal amount, if any, of the Series A Notes shall be repaid in full at par and without payment of the Make-Whole Amount or any premium on November 19, 2019. The outstanding principal amount, if any, of the Series B Notes shall be repaid in full at par and without payment of the Make-Whole Amount or any premium on November 19, 2019. The outstanding principal amount, if any, of the Series C Notes shall be repaid in full at par and without payment of the Make-Whole Amount or any premium on November 19, 2021. The outstanding principal amount, if any, of the Series D Notes shall be repaid in full at par and without payment of the Make-Whole Amount or any premium on November 19, 2022. The outstanding principal amount, if any, of the Series E Notes shall be repaid in full at par and without payment of the Make-Whole Amount or any premium on November 19, 2023. The outstanding principal amount, if any, of the Series F Notes shall be repaid in full at par and without payment of the Make-Whole Amount or any premium on November 19, 2024. The outstanding principal amount, if any, of the Series G Notes shall be repaid in full at par and without payment of the Make-Whole Amount or any premium on November 19, 2024.

8.2	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (in a minimum principal amount of $5,000,000 and otherwise in multiples of $1,000,000) at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount and Series of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3	Prepayment for Tax Reasons.

If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected Note if the holder of such affected Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer of the Company specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of the United Kingdom after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

8.4	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (without regard to Series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5	Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6	Purchase of Notes.

The Company will not, and will not permit any Affiliate which it controls to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (but taking into account the differences in interest rates and maturities of the different Series of Notes). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by the Company or any Affiliate which it controls pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7	Make-Whole Amount and Modified Make-Whole Amount.

The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to (a) any Fixed Rate Note of any Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such Series over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero and with respect to (b) any Floating Rate Note, an amount equal to the Breakage Amount, if any, with respect to such Floating Rate Note. For the purposes of determining the Make-Whole Amount or the Modified Make-Whole Amount with respect to any Fixed Rate Note of any Series, the following terms have the following meanings:

“Applicable Percentage” means, in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3, 100 basis points, and in the case of a computation of the Make-Whole Amount for any other purpose means 50 basis points.

“Called Principal” means, with respect to any Fixed Rate Note of any Series, the principal of such Fixed Rate Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Fixed Rate Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series of the Fixed Rate Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Fixed Rate Note of any Series, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by the ask-side yield(s) reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded on the run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the ask-side yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Fixed Rate Note.

“Remaining Average Life” means, with respect to any Called Principal of any Fixed Rate Note of any Series, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Fixed Rate Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Fixed Rate Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Fixed Rate Note of any Series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.8	Prepayment upon a Disposal.

(a)	If the Company makes an offer of prepayment of the Notes pursuant to Section 10.6(b)(vii)(B), the Company shall give written notice thereof (a “Sale of Assets Notice”) to each holder of the Notes, which shall (i) refer to this Section 8.8(a) and the rights of such holders hereunder, (ii) contain an offer by the Company to prepay such holder’s ratable portion of the aggregate principal amount of the Notes offered to be prepaid pursuant to Section 10.6(b)(vii)(B), at par plus accrued and unpaid interest thereon to the prepayment date selected by the Company (as provided below) but without payment of any Make-Whole Amount or Modified Make-Whole Amount (or, for the avoidance of doubt, Breakage Amount) with respect thereto, which prepayment shall be on a date specified in the Sale of Assets Notice, which date (the “Sale of Assets Prepayment Date”) shall be a Business Day not more than 60 days after the date of such Sale of Assets Notice (and which date shall be, if no date is selected by the Company, the last Business Day on or preceding the 60th day after the date of delivery of the Sale of Assets Notice), and (iii) request each such holder to notify the Company in writing by a stated date, which date is not less than 30 days after such holder’s receipt of the Sale of Assets Notice, of its acceptance or rejection of such offer. A holder’s failure to respond shall be deemed a rejection of such offer.

(b)	On the Sale of Assets Prepayment Date, the applicable unpaid principal amount of Notes held by each holder of Notes who has accepted the Company’s prepayment offer (in accordance with Section 8.8(a)(iii)), together with any accrued and unpaid interest thereon to the Sale of Assets Prepayment Date but without payment of any Make-Whole Amount or Modified Make-Whole Amount (or, for the avoidance of doubt, Breakage Amount) with respect thereto, shall become due and payable.

8.9	Change of Control Prepayment.

(a)	Promptly, and in any event within five (5) Business Days, upon becoming aware that a Change of Control has occurred, the Company shall give written notice of such fact (the “Company Notice”) to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.9 and the rights of the holders hereunder and state that a Change of Control has occurred, (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder, together with interest thereon to the prepayment date selected by the Company with respect to each Note but without payment of any Make-Whole Amount or Modified Make-Whole Amount (or, for the avoidance of doubt, Breakage Amount) with respect thereto, which prepayment shall be on a date specified in the Company Notice, which date shall be a Business Day not less than 35 days and not more than 45 days after such Company Notice is given, and (iv) request each holder to notify the Company in writing by a stated date (the “Change of Control Response Date”), which date is not less than 30 days after such holder’s receipt of the Company Notice, of its acceptance or rejection of such prepayment offer. If a holder does not notify the Company as provided above, then the holder shall be deemed to have rejected such offer.

(b)	On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each holder of Notes who has accepted such prepayment offer (in accordance with subclause (iv) of subparagraph (a) of this Section 8.9), together with interest thereon to the prepayment date with respect to each such Note but without payment of any Make-Whole Amount or Modified Make-Whole Amount (or, for the avoidance of doubt, Breakage Amount) with respect thereto shall become due and payable.

8.10	Prepayment in Connection with a Noteholder Sanctions Event.

(a)	Upon the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event has occurred (which notice shall refer specifically to this Section 8.10(a) and describe in reasonable detail such Noteholder Sanctions Event), the Company shall promptly, and in any event within 10 Business Days, make an offer (the “Sanctions Prepayment Offer”) to prepay the entire unpaid principal amount of Notes held by such Affected Noteholder (the “Affected Notes”), together with interest thereon to the prepayment date selected by the Company with respect to each Affected Note but without payment of any Make-Whole Amount or Modified Make-Whole Amount with respect thereto, which prepayment shall be on a Business Day not less than 30 days and not more than 60 days after the date of the Sanctions Prepayment Offer (the “Sanctions Prepayment Date”). Such Sanctions Prepayment Offer shall provide that such Affected Noteholder notify the Company in writing by a stated date (the “Sanctions Prepayment Response Date”), which date is not later than 10 Business Days prior to the stated Sanctions Prepayment Date, of its acceptance or rejection of such prepayment offer. If such Affected Noteholder does not notify the Company as provided above, then the holder shall be deemed to have accepted such offer.

(b)	Subject to the provisions of subparagraphs (c) and (d) of this Section 8.10, the Company shall prepay on the Sanctions Prepayment Date the entire unpaid principal amount of the Affected Notes held by such Affected Noteholder who has accepted such prepayment offer (in accordance with subparagraph (a)), together with interest thereon to the Sanctions Prepayment Date with respect to each such Affected Note, but without payment of any Make-Whole Amount or Modified Make-Whole Amount with respect thereto.

(c)	If a Noteholder Sanctions Event has occurred but the Company and/or its Controlled Entities have taken such action(s) in relation to their activities so as to remedy such Noteholder Sanctions Event (with the effect that a Noteholder Sanctions Event no longer exists, as reasonably determined by such Affected Noteholder) prior to the Sanctions Prepayment Date, then the Company shall no longer be obliged to prepay such Affected Notes in relation to such Noteholder Sanctions Event. If the Company and/or its Controlled Entities shall undertake any actions to remedy any such Noteholder Sanctions Event, the Company shall keep the holders reasonably and timely informed of such actions and the results thereof.

(d)

If any Affected Noteholder that has given written notice to the Company of its acceptance of (or has been deemed to have accepted) the Company’s prepayment offer in accordance with subparagraph (a) also gives notice to the Company prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any United States Governmental Authority in order to receive a prepayment pursuant to this Section 8.10, the principal amount of each Note held by such Affected Noteholder, together with interest accrued thereon to the date of prepayment, shall become due and payable on the later to occur of (i) such Sanctions Prepayment Date and (ii) the date that is 10 Business Days after such Affected Noteholder gives notice to the Company that it is entitled to receive a prepayment pursuant to this Section 8.10 (which may include payment to an escrow account designated by such Affected Noteholder to be held in escrow for the benefit of such Affected Noteholder until such Affected Noteholder obtains such clearance from such United States Governmental Authority), and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default.

(e)	Promptly, and in any event within 5 Business Days, after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event shall have occurred with respect to such Affected Noteholder, the Company shall forward a copy of such notice to each other holder of Notes.

(f)	The Company shall promptly, and in any event within 10 Business Days, give written notice to the holders after the Company or any Controlled Entity having been notified that (i) its name appears or may in the future appear on a State Sanctions List or (ii) it is in violation of, or is subject to the imposition of sanctions under, any U.S. Economic Sanctions Laws, in each case which notice shall describe the facts and circumstances thereof and set forth the action, if any, that the Company or a Controlled Entity proposes to take with respect thereto.

(g)	The foregoing provisions of this Section 8.10 shall be in addition to any rights or remedies available to any holder of Notes that may arise under this Agreement as a result of the occurrence of a Noteholder Sanctions Event; provided, that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of the events, conditions or actions of the Company or its Controlled Entities that gave rise to a Noteholder Sanctions Event, the remedies set forth in Section 12 shall control.

9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1	Compliance with Law.

Without limiting Section 10.3, the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2	Insurance.

The Company will and will cause each of its Subsidiaries to maintain (whether directly or through coverage obtained under umbrella policies taken out by other members of the Group), with institutions it reasonably believes to be financially sound and reputable (to the extent not self-insured as described below), insurance to the extent commercially available with respect to their respective properties and businesses (other than in relation to immaterial properties or businesses) against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto in the reasonable judgment of the Company) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except where the failure to maintain any such insurance would not reasonably be expected to have a Material Adverse Effect.

9.3	Maintenance of Properties.

The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if the Company or such Subsidiary has concluded that such discontinuance (i) is desirable in the conduct of its business and (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4	Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need file a tax return or pay any such tax, assessment, charge or levy if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with IFRS on the books of the Company or such Subsidiary or (b) the non-filing of all such tax returns and the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5	Corporate Existence, etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company or Subsidiary, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

9.6	Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain in all Material respects proper books of record and account in conformity with IFRS (or to the extent a Subsidiary applies local accounting principles in effect in its jurisdiction of organization, in conformity with such local accounting principles as in effect from time to time) and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7	Priority of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes and the payment obligations of any Subsidiary Guarantor under its Subsidiary Guarantee, will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Financial Indebtedness of the Company and such Subsidiary Guarantor, as applicable.

9.8	Subsidiary Guarantees.

(a)	The Company shall cause each Additional Subsidiary Guarantor to execute and deliver, or otherwise accede to (concurrently upon becoming an Additional Subsidiary Guarantor), a Subsidiary Guarantee substantially in the form of Exhibit 9.8 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders.

(b)	The Company may, from time to time at its discretion and upon written notice from the Company to the holders of Notes, cause any of its Subsidiaries which are not otherwise Subsidiary Guarantors pursuant to Section 9.8(a) to enter into or accede to a Subsidiary Guarantee substantially in the form of Exhibit 9.8 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders (an “Optional Subsidiary Guarantee”). A Subsidiary that enters into an Optional Subsidiary Guarantee shall be referred to as an “Optional Subsidiary Guarantor”.

(c)	The delivery of a Subsidiary Guarantee by each Subsidiary Guarantor shall be accompanied by the following:

(i)	an officer’s certificate from such Subsidiary Guarantor confirming that the representations and warranties of such Subsidiary Guarantor contained in such Subsidiary Guarantee are true and correct;

(ii)	copies of the articles of association or certificate or articles of incorporation, and all other constitutive documents, of such Subsidiary Guarantor, resolutions of the board of directors of such Subsidiary Guarantor authorizing its execution and delivery of the Subsidiary Guarantee and the transactions contemplated thereby and the performance of its obligations thereunder, and specimen signatures of authorized officers of such Subsidiary Guarantor (in each case, certified as correct and complete copies by the secretary or an assistant secretary (or an equivalent officer) of such Subsidiary Guarantor);

(iii)	a legal opinion, satisfactory in form, scope and substance to the Required Holders, of independent legal counsel to the effect that, subject to customary qualifications and assumptions, (1) such Subsidiary Guarantor is duly and validly organized and existing under the laws of its jurisdiction of organization and (if applicable in such jurisdiction) is in good standing, (2) such Subsidiary Guarantee shall have been duly authorized, executed and delivered by such Subsidiary Guarantor, and (3) such Subsidiary Guarantee is enforceable in accordance with its terms and covering such other matters relating to such Subsidiary Guarantor and such Subsidiary Guarantee as the Required Holders may reasonably request; and

(iv)	evidence of the appointment of CT Corporation System, as required by Section 3.9(e) of the Subsidiary Guarantee, as such Subsidiary Guarantor’s agent to receive, for it and on its behalf, service of process in the United States of America and the payment of fees for such service through November 19, 2025.

An original executed counterpart of each such Subsidiary Guarantee shall be delivered to each holder of Notes promptly after the execution thereof.

(d)	In the event that an Additional Subsidiary Guarantor at any time ceases to guarantee the obligations of the Company or other Group members under the Principal Credit Facility and is no longer a guarantor under such Principal Credit Facility, the Company may upon written notice to the holders of the Notes referring to this Section 9.8(d), which notices shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in clauses (i) and (ii) below, terminate the Subsidiary Guarantee issued by the Additional Subsidiary Guarantor, as the case may be, with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.7 following the termination of such Subsidiary Guarantee), and (ii) no payment by such Subsidiary Guarantor is due under such Subsidiary Guarantor’s Subsidiary Guarantee.

(e)	The Company may further, from time to time at its discretion and upon written notice from the Company to the holders of the Notes referring to this Section 9.8(e), which shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in clauses (i) and (ii) below, terminate an Optional Subsidiary Guarantee issued by an Optional Subsidiary Guarantor with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.7 following the termination of such Optional Subsidiary Guarantee), (ii) no payment by such Optional Subsidiary Guarantor is due under such Optional Subsidiary Guarantor’s Optional Subsidiary Guarantee, and (iii) such Optional Subsidiary Guarantor is not a guarantor under any Principal Credit Facility.

10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1	Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2	Merger, Consolidation, etc.

The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)	the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety shall be a solvent corporation or limited liability company organized and existing under the laws of England and Wales, the United States or any State thereof (including the District of Columbia) or any other Permitted Jurisdiction, and, if the Company is not such corporation or limited liability company: (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) the successor formed by such consolidation or survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company, as the case may be, shall have provided to the holders evidence of the acceptance by CT Corporation System of the appointment and designation provided for by Section 23.8(e) for the period of time from such merger to November 19, 2025 (and the payment in full of all fees in respect thereof);

(b)	each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(c)	immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under this Agreement or the Notes.

10.3	Economic Sanctions, Etc.

The Company will not and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction would be in violation of, or could result in the imposition of sanctions under, any U.S. Economic Sanctions Laws applicable to the Company or such Controlled Entity, except, in the case of this clause (b), to the extent that such violation or sanctions, if imposed, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.4	Financial Condition.

(a)	The Company shall ensure that:

(i)	subject to the remainder of this Section 10.4, the ratio of Consolidated Total Net Borrowings (as at each Testing Date) to Consolidated EBITDA (for the Measurement Period ending on that Testing Date) is not more than 3:1; and

(ii)	on each Testing Date the ratio of Consolidated EBITA to Consolidated Net Interest Payable for the Measurement Period ending on that Testing Date is not less than 3:1.

(b)	The Company may on two separate occasions (each, a “Spike Election”) during the term of the Notes, solely as a result of increased Financial Indebtedness arising from or in relation to a Material Acquisition Event (defined below) and not, for the avoidance of doubt, because of any decline in operating performance or financial condition of the Group, taken as a whole, allow the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA set forth in clause (a)(i) above at the end of any such Measurement Period to be more than 3:1 but not more than 3.5:1 (the “3.5 Ratio”). On each Spike Election, such 3.5 Ratio may apply for no more than two consecutive Testing Dates (the application of the 3.5 Ratio to either one or two consecutive Testing Dates shall be hereinafter referred to as the (“3.5 Ratio Period”)). After election of the first Spike Election, at least one Testing Date must pass after the end of the 3.5 Ratio Period applying to such first Spike Election whereby the Company does not allow the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA set forth in clause (a)(i) above at the end of any such Measurement Period to be more than 3:1 before the Company may make a second Spike Election. For the avoidance of doubt, even if the first Spike Election results in the 3.5 Ratio Period being only one Testing Date, the second Spike Election may only allow the 3.5 Ratio Period to be no more than two consecutive Testing Dates.

(c)	If the Company elects to rely on the allowance set forth in clause (b) above to apply the 3.5 Ratio to a particular Testing Date, then on the next interest payment date with respect to each Note immediately following the date of such election (such election being deemed to have occurred as of the date of the Officer’s Certificate delivered by the Company to the holders of Notes pursuant to Section 7.2 for the relevant accounting period notifying the holders of Notes of such election and describing the circumstances giving rise to such election), the interest payable by the Company on such interest payment date with respect to each Note (for the full six-month period relating to such interest payment date) shall be increased by 0.25% (twenty-five basis points) per annum; provided, that if a prepayment or repayment (whether at maturity or at a date fixed for prepayment or by declaration or otherwise) shall occur after such notification but prior to such interest payment date, the accrued interest payable in connection with such prepayment or repayment shall be calculated using such increased interest rate, provided further, however, that any payment of any Make-Whole Amount of Modified Make-Whole Amount shall be calculated assuming that no increase in interest applies to any Notes.

(d)	For purposes of this Agreement, a “Material Acquisition Event” means any single acquisition, or any amount of separate acquisitions effected over a rolling twelve-month period, by any members of the Group which in total have a value exceeding £1,500,000,000.

(e)	For purposes of this Agreement, the following terms shall have the following meaning:

(i)	“Consolidated Cash and Cash Equivalents” means, at any time, the aggregate of the following:

(A)	cash in hand or on deposit with any Acceptable Bank, which, in either case, is not subject to any security interest and is readily remittable to the U.K or capable of being applied against Consolidated Total Borrowings;

(B)	certificates of deposit, maturing within one year after the relevant date of calculation, issued by an Acceptable Bank;

(C)	any investment in marketable obligations issued or guaranteed by the government of the United States of America or the U.K. or by an instrumentality or agency of the government of the United States of America or the U.K. having an equivalent credit rating;

(D)	any investment in debt instruments permitting cash withdrawals on not more than one month’s notice and which have a rating of A or higher by Standard and Poor’s or Fitch or A2 or higher by Moody’s;

(E)	open market commercial paper:

(1)	for which a recognized trading market exists;

(2)	issued in the United States of America or the U.K.;

(3)	which matures within one year after the relevant date of calculation; and

(4)	which has a credit rating of either A-1 by Standard & Poor’s or Fitch or P-1 by Moody’s, or, if no rating is available in respect of the commercial paper or indebtedness, the issuer of which has, in respect of its long term debt obligations, an equivalent rating;

(F)	debt securities eligible for rediscount at the Bank of England and accepted by an Acceptable Bank;

(G)	any cash deposited as collateral against any Consolidated Total Borrowings up to the maximum amount of those Consolidated Total Borrowings; or

(H)	any other instrument, security or investment approved by the Required Holders,

in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings.

Any amount outstanding in a currency other than U.S. Dollars is to be taken into account at its Dollar equivalent calculated on the basis of:

(I)	the Royal Bank of Scotland plc’s Dollar Rate of Exchange; or

(J)	if the amount is to be calculated on the last day of a financial period of the Company, the rate of exchange used by the Company in its financial statements for that last day of the financial period. However, if by using this rate the Company does not comply with any term of this Section 10.4, the Company may apply the average rate of exchange used by the Company in its financial statements for that period instead.

(ii) “Consolidated EBITA” means Consolidated EBITDA for a Measurement Period adjusted by deducting depreciation.

(iii) “Consolidated EBITDA” means the consolidated net pre-taxation profits of the Group for a Measurement Period, adjusted by:

(A)	adding back Consolidated Net Interest Payable;

(B)	adding back any other finance costs included in consolidated net pre-taxation profits;

(C)	taking no account of any exceptional or extraordinary item;

(D)	adding back the profit and loss effect of any adjustment to the carrying value of inventory or any other asset or liability arising from purchase accounting adjustments, to the extent that any such adjustment (in whole or part) is included in consolidated net pre-taxation profits;

(E)	adding back depreciation and amortization;

(F)	adding back any charges in respect of share based payments; and

(G)	including the EBITDA (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) of any member of the Group treated as held for sale.

(iv)	“Consolidated Interest Payable” means all interest and recurring financing charges including acceptance commission, commitment fees (but excluding for the avoidance of doubt any one-off or up-front fees), the interest element of rental payments on finance or capital leases (whether, in each case, paid or payable) and any other finance costs having the nature of interest included in consolidated pre-taxation profits, incurred by the Group in effecting, servicing or maintaining Consolidated Total Borrowings during a Measurement Period, after taking into account any amount relating to the current Measurement Period in respect of any interest rate hedging transactions in respect of the Consolidated Total Borrowings whether or not designated as IAS 39 hedges.

(v)	“Consolidated Net Interest Payable” means Consolidated Interest Payable less all interest and financing charges received or receivable by the Group during the relevant Measurement Period.

(vi)	“Consolidated Total Borrowings” means, in respect of the Group, at any time the aggregate of the following:

(A)	the outstanding principal amount of any moneys borrowed;

(B)	the outstanding principal amount of any acceptance under any acceptance credit;

(C)	the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

(D)	the capitalized element of indebtedness under a finance or capital lease as defined in accordance with accounting principles applied in preparation of the Original Financial Statements;

(E)	the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

(F)	the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

(G)	any fixed or minimum premium due and payable on the repayment or redemption of any instrument referred to in paragraph (C) above;

(H)	the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(I)	the outstanding principal amount of any indebtedness of any person who is not a member of the Group of a type referred to in paragraphs (A) to (H) above which is the subject of a guarantee, indemnity or similar assurances against financial loss provided by a member of the Group; and

(J)	the value of any assets or liabilities arising from the mark-to-market valuation of any derivative financial instruments in respect of currency hedging on Consolidated Total Borrowings which gives rise to balance sheet assets or liabilities.

Any amount outstanding in a currency other than U.S. Dollars is to be taken into account at its Dollar equivalent calculated on the basis of:

(1)	the Royal Bank of Scotland plc’s Dollar Rate of Exchange; or

(2)	if the amount is to be calculated on the last day of a financial period of the Company, the rate of exchange used by the Company in its financial statements for that last day of the financial period. However, if by using this rate the Company does not comply with any term of this Section 10.4, the Company may apply the average rate of exchange used by the Company in its financial statements for that period instead.

(vii)	“Consolidated Total Net Borrowings” means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

(viii)	“Measurement Period” means a period of 12 months ending on a Testing Date.

(ix)	“Testing Date” means the last day of a financial year or financial half year of the Company.

(f)	For the purpose of calculation of the covenant in Section 10.4(a)(i) only:

(i)	there shall be included in determining Consolidated EBITDA for any Measurement Period (including that portion thereof occurring prior to the relevant acquisition) the EBITDA (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) of any material person, property, business or fixed asset acquired by any member of the Group during such Measurement Period as if they were acquired as of the first day of that Measurement Period; and

(ii)	there shall be excluded in determining Consolidated EBITDA for any Measurement Period the EBITDA (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) of any material person, property, business or fixed asset sold by any member of the Group during such Measurement Period (including that portion thereof occurring prior to the relevant disposal) as if they were disposed of as of the first day of that Measurement Period.

For the avoidance of doubt, there shall be no corresponding adjustments to Consolidated EBITA for the purposes of calculating the covenant in Section 10.4(a)(ii).

(g)	The financial covenants set out in this Section 10.4 shall be tested by reference to the most recent set of financial statements delivered pursuant to Section 7.1(a) or (b). If the financial statements delivered pursuant to Section 7.1(a) or (b) are not prepared using IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, then the Company shall notify each holder of Notes that there has been a change in IFRS, accounting practices or reference periods and deliver to each holder of Notes:

(i)	a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Required Holders, to enable the holders of Notes to determine whether this Section 10.4 has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to the financial statements of the Company for purposes of testing the financial covenants set out in this Section 10.4 shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared, and compliance with such financial covenants shall be determined using the IFRS, the accounting principles and financial reference periods applied in the preparation of the Original Financial Statements.

(h)	If the Company notifies the holders of Notes of a change in accordance with paragraph (g)(i) above, then the Company and the holders of Notes shall enter into negotiations in good faith for a period of not more than 180 days with a view to agreeing:

(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed by the Required Holders they shall take effect and be binding on the Company and all holders of Notes in accordance with their terms.

10.5	Negative Pledge.

(a)	Except as provided in clause (b) below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)	Clause (a) above does not apply to:

(i)	any Security Interest comprising a netting, set off or lien arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)	any lien arising by operation of law and in the ordinary course of business;

(iii)	any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

(iv)	any Security Interest arising under any contract for the purchase of goods entered into in the normal course of trading;

(v)	any Security Interest over goods and products or over the documents of title or insurance policies relating to such goods and products, arising in the ordinary course of trading in connection with letters of credit and similar transactions, provided such Security Interest secures only so much of the acquisition cost or selling price (and amounts incidental thereto) of these goods and products which is required to be paid within 6 months after the date upon which the same was first incurred;

(vi)	set-off rights on market standard terms contained in any hedging agreement;

(vii)	set-off rights in the ordinary course of trading;

(viii)	any Security Interest created in substitution for any of the above Security Interests but only:

(A)	if the Security Interest is over the same asset;

(B)	if the principal amount secured by that Security Interest does not exceed the principal amount secured by the Security Interest which is replaced; and

(C)	if the Security Interest which is replaced was only permitted to be outstanding for a certain period of time, to the extent the new Security Interest is not outstanding for any greater period; and

(ix)	any Security Interest securing indebtedness incurred by the Company or any Subsidiary in addition to those described in paragraphs (i)-(viii) above; provided that the sum, without duplication of (i) the aggregate principal amount of all Financial Indebtedness of Subsidiaries outstanding pursuant to Section 10.7(i), plus (ii) the aggregate principal amount of all Financial Indebtedness secured by any Security Interest pursuant to this paragraph (ix) (when aggregated with the amount of assets or receivables sold, transferred or disposed of under paragraph (c) below) shall not at any time exceed 15% of Consolidated Gross Assets.

(c)	No member of the Group may sell, transfer or otherwise dispose of any of its receivables on recourse terms, in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset unless the amount of assets or receivables sold, transferred or disposed of under this paragraph (including any assets the subject of any such arrangement on the date of this Agreement), when aggregated with the amount of Financial Indebtedness secured under clause (b)(ix) above and the aggregate principal amount of all Financial Indebtedness of Subsidiaries outstanding pursuant to Section 10.7(i) does not exceed 15% of the Consolidated Gross Assets.

(d)	Notwithstanding anything to the contrary in the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, permit the obligations of the Company or any of its Subsidiaries under or in respect of any Principal Credit Facility to be secured by any Security Interest pursuant to Section 10.5(b)(ix), unless and until the Notes (and any guaranty delivered in connection therewith including, without limitation, any Subsidiary Guarantee) shall be concurrently secured equally and ratably pursuant to documentation in form and substance reasonably acceptable to the Required Holders.

10.6	Disposals.

(a)	The Company will not, and will procure that no other member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of its assets (each, a “Disposal”).

(b)	Paragraph (a) does not apply to:

(i)	Disposals made in the ordinary course of business of the disposing entity;

(ii)	Disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)	Disposals (A) to the Company, (B) by the Company to a Wholly-Owned Subsidiary or (C) by one Subsidiary to another Subsidiary; provided that in the case of Disposals made pursuant to sub-clause (iii) (C), in the event the Company’s percentage ownership in the receiving Subsidiary is less than the Company’s percentage ownership in the disposing Subsidiary, then only such portion of such Disposal equal to the product of (x) the aggregate net book value of such Disposal multiplied by (y) a fraction the numerator of which is the Company’s percentage ownership interest in the receiving Subsidiary and the denominator of which is the Company’s percentage ownership interest in the disposing Subsidiary shall be excluded from the application of paragraph (a) pursuant to this sub-clause (iii);

(iv)	Disposals on arm’s length terms of obsolete assets not required for the efficient operation of the business of the Group;

(v)	(A) Disposals by the Company of any of its own shares held in treasury and (B) Disposals of cash, including through cash distributions, share buybacks in cash or cash dividends made to shareholders of any Group member;

(vi)	Disposals pursuant to Section 10.2;

(vii)	Disposals for fair value to the extent that all or a portion of the net after-tax proceeds of such Disposal is applied within 12 months before or after the date of such Disposal, to

(A)	reinvestments in the business of the Group, including the acquisition of assets and companies; and/or

(B)	the repayment or prepayment of unsubordinated Financial Indebtedness of the Company or a Subsidiary (other than Financial Indebtedness owing to another Subsidiary or Affiliate of the Company or any Subsidiary); provided that the Company has, on or prior to the application of any such proceeds to the repayment or prepayment of any other unsubordinated Financial Indebtedness pursuant to this sub-clause (B), offered to prepay the Notes pro rata with all other unsubordinated Financial Indebtedness then being repaid or prepaid (which prepayment of the Notes shall be in accordance with the terms of Section 8.8 hereof);

provided that only the proportion of the net after-tax proceeds of such Disposal which is applied as described in sub-clauses (A) and (B) above will be exempted from the prohibition against Disposals provided in this Section 10.6; provided further that for the purposes of this Section 10.6, “net after-tax proceeds” shall mean net of any reasonable costs and expenses associated with such Disposal; or

(viii)	other Disposals (or portion thereof not otherwise excepted under sub-clause (b)(i) to (vii) above), provided that:

(A)	such Disposal is to a Person other than an Affiliate or, if to an Affiliate, the requirements of Section 10.1 have been satisfied;

(B)	immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(C)	immediately after giving effect thereto, the aggregate net book value of property or assets sold, leased or otherwise disposed of pursuant to this Section 10.6(b)(viii)(C) does not during the 365 day period ending on and including the date of such Disposal exceed 15% of Consolidated Gross Assets.

10.7	Subsidiary Debt Test.

The Company will not at any time permit any Subsidiary to create, incur, assume, guarantee, have outstanding, or otherwise become or remain liable with respect to, any Financial Indebtedness other than:

(a)	for the avoidance of doubt, Financial Indebtedness of any Subsidiary (other than a Finance Subsidiary) owing to the Company or to any other member of the Group;

(b)	Financial Indebtedness of a Subsidiary Guarantor (so long as such Subsidiary Guarantor shall have complied with the requirements of Section 9.8 in respect of its Subsidiary Guarantee);

(c)	Finance Subsidiary Indebtedness;

(d)	any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of six months from the date of acquisition;

(e)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business;

(f)	the capital element of any liability under finance or capital leases up to a maximum amount not exceeding $50,000,000 (or the equivalent in any other currency) or any higher amount which is approved in writing by the Required Holders;

(g)	foreign exchange, interest rate or similar hedging arrangements entered into only for the purposes of managing the interest rate and foreign exchange rates of the Group and not for any speculative purpose or pursuant to any financial trading;

(h)	Financial Indebtedness incurred in favor of banks or other financial institutions as a result of netting or set off arrangements entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances on accounts maintained with such banks or financial institutions but only to the extent that such Financial Indebtedness does not exceed the amount of such credit balances; and

(i)	Financial Indebtedness not otherwise permitted by the foregoing clauses (a) through (h), provided that the sum (without duplication) of: (x) the aggregate principal amount of all Financial Indebtedness secured by any Security Interests described in Section 10.5(b)(ix) (when aggregated with the amount of assets or receivables sold, transferred or disposed of under Section 10.5(c)); and (y) the aggregate principal amount of Financial Indebtedness of Subsidiaries outstanding pursuant to the provisions of this clause (i) shall not at any time exceed 15% of Consolidated Gross Assets.

10.8	Line of Business

The Company shall ensure that there are no substantial changes made to the general nature of the business of the Group, taken as a whole, as exists at the date of this Agreement such that the principal activities of the Group, taken as a whole, are no longer consistent with such business.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)	the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless such default is the direct result of a technical failure by the transmitting bank in transmission of payment, in which case the Company shall have two Business Days to remedy such default; or

(b)	the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c)	the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or 10.4; or

(d)

the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any Subsidiary Guarantee and, if capable of remedy such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Company obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)	(i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guarantee or any writing furnished in connection with such Subsidiary Guarantee proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i)	the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Financial Indebtedness that is outstanding in an aggregate principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or

(ii)	the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Financial Indebtedness in an aggregate outstanding principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Financial Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or

(g)	the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)	a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

(i)	any event occurs with respect to the Company or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

(j)	a final judgment or judgments for the payment of money aggregating in excess of $30,000,000 (or its equivalent in the relevant currency of payment), exclusive of judgment amounts covered by insurance where the insurer has acknowledged that it will pay such amounts, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 90 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 90 days after the expiration of such stay; or

(k)	if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed £750,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (vii) the Company or any Subsidiary fails to administer or maintain any Plan or Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Plan or Non-U.S. Plan is involuntarily terminated or wound up, or (viii) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any penalty tax or other penalty) with respect to one or more Plans or Non-U.S. Plans; and any such event or events described in clauses (i) through and including (viii) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

(l)	any Subsidiary Guarantee shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guarantee, or the obligations of any Subsidiary Guarantor under any Subsidiary Guarantee are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guarantee.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1	Acceleration.

(a)	If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)	If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)	If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guarantee, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate for each Series of Notes, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4	No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement any Subsidiary Guarantee or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	TAX GROSS-UP.

13.1	Tax Gross-Up with respect to U.K. Holders

The Company shall make all payments (whether under this Agreement or the Notes) to be made by it to holders of Notes resident in the United Kingdom (each a “U.K. Holder”) without any Tax Deduction, unless a Tax Deduction is required by law.

If a Tax Deduction is required by law to be made by the Company, the amount of the payment due to U.K. Holders shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. The Company is not required to make an increased payment to any U.K. Holders for a Tax Deduction in respect of Tax on any payment of interest under the Note held by that U.K. Holder, if, on the date on which the payment falls due, the payment could have been made to such U.K. Holder without a Tax Deduction if it was a Qualifying Noteholder, but on that date such U.K. Holder is not or has ceased to be a Qualifying Noteholder other than as a result of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority.

If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

Within thirty days of making a Tax Deduction and/or any payment required in connection with that Tax Deduction, the Company shall deliver to the affected U.K. Holder evidence reasonably satisfactory to such U.K. Holder that the Tax Deduction has been made and/or (as applicable) any appropriate payment paid to the relevant taxing authority.

If the Company makes a Tax Payment, the relevant U.K. Holder shall take what it determines to be reasonable steps to obtain any Tax Credit attributable to the Tax Deduction, or to an increased payment of which that Tax Payment forms part, or to that Tax Payment. If subsequently any U.K. Holder determines that:

(a)	a Tax Credit is attributable to the Tax Deduction, or to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	the U.K. Holder has obtained, utilised and retained that Tax Credit,

the U.K. Holder shall pay an amount to the Company, which such U.K. Holder determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Company.

In this Section 13.1 and in Section 13.2 below a reference to “determines” means a determination made in the absolute discretion of the person making the determination.

Nothing herein contained shall interfere with the right of a U.K. Holder to arrange its Tax affairs in whatever manner it thinks fit and, in particular, no U.K. Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax Credit in priority to any other claims, reliefs, credits or deductions available to it or oblige any U.K. Holder to disclose any information relating to its Tax affairs or any computations in respect thereof.

13.2	Tax Gross-Up with respect to Non-U.K. Holders

This Section 13.2 shall apply in respect of holders of Notes not resident in the United Kingdom (each, a “Non-U.K. Holder”). All payments whatsoever under this Agreement and the Notes will be made by the Company in US Dollars free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature (hereinafter called “Relevant Tax”, which term shall, in any event, exclude any of the foregoing withheld or deducted by the jurisdiction in which the Non-U.K. Holder is resident for tax purposes or any authority thereof or therein and exclude any FATCA Deduction) imposed or levied by the United Kingdom or any political subdivision or relevant taxing authority thereof or therein, or by the government of any other country or jurisdiction (or any authority therein or thereof) (other than the jurisdiction in which the Non-U.K. Holder is resident for tax purposes) in which the Company is organized or resident for tax purposes from time to time or from or through which payments under the Notes are actually made (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Relevant Tax is required by law.

If any deduction or withholding for any Relevant Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to the relevant Non-U.K. Holder such additional amounts as may be necessary in order that the net amounts paid to such Non-U.K. Holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Relevant Tax on or with respect to such additional amount), shall be not less than the amounts that would have been due and payable to such Non-U.K. Holder under the terms of this Agreement or the Notes, as the case may be, had no such withholding, deduction or payment of Tax been due, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)	any Relevant Tax that would not have been imposed but for the existence of any present or former connection between such Non-U.K. Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Non-U.K. Holder, if such Non-U.K. Holder is an estate, trust, partnership or corporation or any Person other than the Non-U.K. Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Relevant Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such Non-U.K. Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Relevant Tax that would not have been imposed but for the Company, after the date of this Agreement, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the Relevant Tax;

(b)

any Relevant Tax that would not have been imposed but for the delay or failure by such Non-U.K. Holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Non-U.K. Holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such Non-U.K. Holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such Non-U.K. Holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person, and such delay or failure could have been lawfully avoided by such Non-U.K. Holder, and provided further that such Non-UK Holder shall be deemed to have satisfied the requirements of this clause (b) upon (i) the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Company no later than 60 days after receipt by such Non-U.K. Holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof) or (ii) compliance by such Non-U.K. Holder with the requirements of the HMRC DT Treaty Passport Scheme applicable to it in connection with its election to apply the HMRC DT Treaty Passport Scheme to this Agreement; or

(c)	any combination of clauses (a) and (b) above;

and provided further that in no event shall the Company be obligated to pay such additional amounts to any Non-U.K. Holder (i) who is not a Qualifying OP Holder in excess of the amounts that the Company would be obligated to pay if such Non-U.K. Holder had been a Qualifying OP Holder at the time of the payment in question or (ii) holding Notes registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law by the relevant taxing authority) securities held in the name of a nominee do not qualify for an exemption from the Relevant Tax.

By acceptance of any Note, such Non-U.K. Holder agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness either (i) comply with the requirements of the HMRC DT Treaty Passport Scheme applicable to it in connection with its election to apply the HMRC DT Treaty Passport Scheme to this Agreement or (ii) (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such Non-U.K. Holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Non-U.K. Holder in order to avoid or reduce any such Relevant Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States or Japan or any other jurisdiction of residence of the Non-U.K. Holder (as applicable) and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such Non-U.K. Holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 13.2 shall require any Non-U.K. Holder to provide information with respect to any such Form or otherwise if in the reasonable opinion of such Non-U.K. Holder such Form or disclosure of information would involve the disclosure of Tax return or other information that is confidential or proprietary to such Non-U.K. Holder, and provided further that each such Non-U.K. Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Non-U.K. Holder to the Company or mailed to the appropriate taxing authority (which in the case of a United Kingdom HM Revenue & Customs Form US-Company 2002 or Form Japan-3-DT or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service or other relevant tax authority in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the Closing, the Company will furnish each Purchaser (other than a Purchaser which has provided HMRC DT Treaty Passport Scheme Information as contemplated by this Section 13) who is not resident in the United Kingdom with copies of the appropriate Form currently required to be filed in the United Kingdom pursuant to clause (b) of the second paragraph of this Section 13.2, if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note (other than a transferee which has provided HMRC DT Treaty Passport Scheme Information as contemplated by this Section 13) with copies of any Form and English translation then required.

If any payment is made by the Company to or for the account of a Non-U.K. Holder after deduction or withholding for or on account of any Relevant Tax, and increased payments are made by the Company pursuant to this Section 13.2, then, if such Non-U.K. Holder at its sole discretion determines that it has received or been granted a refund of such Relevant Tax, such Non-U.K. Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such Non-U.K. Holder shall, in its sole discretion, determine to be attributable to the relevant Relevant Tax or deduction or withholding. Nothing herein contained shall interfere with the right of the Non-U.K. Holder to arrange its Tax affairs in whatever manner it thinks fit and, in particular, no Non-U.K. Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Relevant Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any Non-U.K. Holder to disclose any information relating to its Tax affairs or any computations in respect thereof.

The Company will furnish the Non-U.K. Holders, promptly and in any event within 60 days after the date of any payment by the Company of any Relevant Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Non-U.K. Holder.

If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Relevant Tax in respect of which the Company would be required to pay any additional amount under this Section 13.2, but for any reason (other than the failure by a holder of any Note to furnish any documentation or assistance required by this Section 13.2 and which failure would cause the additional amount not to be payable) does not make such deduction or withholding with the result that a liability in respect of such Relevant Tax is assessed directly against the Non-U.K. Holder, and such Non-U.K. Holder pays such liability, then the Company will promptly reimburse such Non-U.K. Holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such Non-U.K. Holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Company makes payment to or for the account of any Non-U.K. Holder and such holder is entitled to a refund of the Relevant Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Non-U.K. Holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

13.3	Passport Scheme

Any Purchaser (or holder of a Note) who holds a passport under the HMRC DT Treaty Passport Scheme, and which wishes the scheme to apply to this Agreement, shall include an indication to that effect by providing its scheme reference number and its jurisdiction of tax residence as follows: (a) in the case of each Purchaser, providing such information in Schedule A at the date of this Agreement, and (b) in the case of any transferee of a Note, providing such information in the materials provided by the holder of a Note to the Company in writing at the time of transfer.

Where a Purchaser has provided its HMRC DT Treaty Passport Scheme reference number and jurisdiction of tax residence in Schedule A at the date of this Agreement or in a written notice delivered to the Company prior to the relevant Closing (or in the information provided by the holder of a Note to the Company in writing upon transfer) as provided above, the Company shall file a duly completed form DTTP2 in respect of such Purchaser with HMRC within 30 days of the date of the Closing (or, in the case of any transferee of a Note, within 30 days of completion of the transfer thereof) and shall provide such Purchaser (or, in the case of any transferee of a Note, such holder) with a copy of that filing if so requested by such Purchaser or transferee.

In the event that the Company is required from time to time by HMRC to renew or refile any form DTTP2 filed under this Section 13.3, the Company, as applicable, shall renew or refile such form DTTP2, as applicable, prior to the expiration thereof.

Where a Purchaser or other holder of a Note has provided its Passport Scheme reference number and jurisdiction of tax residence to the Company as contemplated by Section 13.2(a), the relevant Purchaser or holder shall be deemed to have received a written request from the Company relating to Forms for the purposes of Section 13 on but not before the date upon which the Company first informs the relevant Purchaser or holder in writing that the relevant form DTTP2 was not filed within the Passport Scheme deadline or was otherwise not accepted by HMRC and requests that the relevant Forms are filed.

13.4	Obligations Continuing

The obligations of the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2	Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof), within fifteen Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note; provided, however, that the Company shall not be required to execute any new Note, or register the transfer of any Note, to a transferee who is a Competitor of the Group unless an Event of Default has occurred and is continuing at the time of surrender of such Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), 1(b), 1(c), 1(d), 1(e), 1(f) or 1(g) as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

14.3	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)	in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 (or its equivalent in other currencies) or a Qualified Institutional Buyer such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)	in the case of mutilation, upon surrender and cancellation thereof,

within fifteen Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.	PAYMENTS ON NOTES.

15.1	Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, Additional Payments, if any, and interest becoming due and payable on the Notes shall be made in New York City at the principal office of JP Morgan Chase in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2	Home Office Payment.

So long as a Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest (and all other amounts due under this Agreement or the Notes) by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other reasonable method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 15.2.

16.	EXPENSES, ETC.

16.1	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company agrees to pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) reasonably incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Subsidiary Guarantee (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guarantee. The Company agrees to pay, and to save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

16.2	Certain Taxes.

The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guarantee or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or the United Kingdom or any other jurisdiction of organization of the Company or any Subsidiary Guarantor or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guarantee or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from non-payment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

16.3	Survival.

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guarantee or the Notes and the termination of this Agreement.

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes any Subsidiary Guarantee and any Subsidiary Guarantees embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18.	AMENDMENT AND WAIVER.

18.1	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or, prior to the Closing, the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend Section 8, 11(a), 11(b), 12, 13, 18, 21 or 23.9.

18.2	Solicitation of Holders of Notes.

(a)	Solicitation. The Company will provide each Purchaser (prior to the Closing only) and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guarantee. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 or any Subsidiary Guarantee to each Purchaser and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)

Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of Notes as consideration for or as an inducement to the entering into by any Purchaser or holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guarantee unless such remuneration is concurrently paid, or security or guaranty is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser (prior to the Closing only) or each holder of Notes then outstanding even if such Purchaser or holder did not consent to such waiver or amendment.

(c)	Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or any Subsidiary Guarantee by any Purchaser or holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company (or to any Person acquiring or merging with the Company) in connection with such consent shall be void and of no force or effect except solely as to such Purchaser or holder with respect to such Note, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Purchasers and holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Purchaser or transferring holder with respect to such Note.

18.3	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 18 or any Subsidiary Guarantee applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note nor any delay in exercising any rights hereunder or under any Note or any Subsidiary Guarantee shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4	Notes Held by the Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Subsidiary Guarantee, or have directed the taking of any action provided herein or in the Notes or any Subsidiary Guarantee to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.	NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

(i)	if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

(ii)	if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, and

(iii)	if to the Company, to the Company at the address set forth at the beginning of this Agreement (and if by facsimile, to the following facsimile number: +44 (0)20 7960 2357), to the attention of the Company Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

20.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or any other Person that such Purchaser knows is under any obligation of confidentiality or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate: (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guarantee. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both it and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

23.	MISCELLANEOUS.

23.1	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3	Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with IFRS. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with IFRS, and all financial statements deliverable under Section 7.1 shall be prepared in accordance with IFRS. Notwithstanding the foregoing or any other provision of this Agreement, for purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure any portion of a non-derivative financial liability at fair value (as permitted by International Accounting Standard 39 or any similar accounting standard), other than to reflect a hedge of such non-derivative financial liability (including both interest rate and foreign currency hedges), shall be disregarded and such determination shall be made as if such election had not been made.

23.4	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5	Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

23.6	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.7	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

23.8	Jurisdiction and Process; Waiver of Jury Trial.

(a)	The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)	The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)	The Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for the purpose of accepting service of any process in the United States. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.

(d)	Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)	The Company hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, to receive for it, and on its behalf, service of process in the United States.

(f)	THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

23.9	Obligation to Make Payment in Dollars.

Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

If each Purchaser is in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between the Purchasers and the Company.

Very truly yours,

SMITH & NEPHEW PLC

By:	/s/ Susan Swabey
Name: SUSAN MARGART SWABEY
Title: Company Secretary

This Agreement is hereby

accepted and agreed to as of the

date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, as Investment Adviser

	By:	/s/ Mark B. Ackerman
	Name:	Mark B. Ackerman
	Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, as Investment Adviser

	By:	/s/ Mark B. Ackerman
	Name:	Mark B. Ackerman
	Title:	Managing Director

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Jeffrey Attwood
Jeffrey Attwood
Investment Officer

By:	/s/ Shane T. Young
Shane T. Young
Assistant Secretary

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Jeffrey Attwood
Jeffrey Attwood
Investment Officer

By:	/s/ Shane T. Young
Shane T. Young
Assistant Secretary

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ David A. Barras
Name:	David A. Barras
Title:	Its Authorized Representative

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Aron Davidowitz
Name:	Aron Davidowitz
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC, its Investment Manager

	By:	/s/ Aron Davidowitz
	Name:	Aron Davidowitz
	Title:	Director

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	/s/ Brian F. Landry
Name:	Brian F. Landry
Title:	Assistant Treasurer

ALLIANZ GLOBAL RISKS US INSURANCE COMPANY

By:	/s/ Brian F. Landry
Name:	Brian F. Landry
Title:	Assistant Treasurer

FIREMAN’S FUND INSURANCE COMPANY

By:	Allianz Investment Management LLC,
as the authorized signatory and investment manager

	By:	/s/ Brian F. Landry
	Name:	Brian F. Landry
	Title:	Assistant Treasurer

METROPOLITAN TOWER LIFE INSURANCE COMPANY

by Metropolitan Life Insurance Company, its Investment Manager

METLIFE REINSURANCE COMPANY OF CHARLESTON, TRUST ACCOUNT B

by Metropolitan Life Insurance Company, its Investment Manager

METLIFE INSURANCE COMPANY USA

by Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ John A. Wills
Name:	John A. Wills
Title:	Managing Director

JUST RETIREMENT LIMITED

By MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John A. Wills
Name:	John A. Wills
Title:	Managing Director

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

	By:	/s/ Frederick B. Howard
	Name:	Frederick B. Howard
	Title:	Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

	By:	/s/ Frederick B. Howard
	Name:	Frederick B. Howard
	Title:	Vice President

USAA LIFE INSURANCE COMPANY

USAA LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ James F. Jackson, Jr.
Name:	James F. Jackson, Jr.
Title:	Executive Director

UNITED SERVICES AUTOMOBILE ASSOCIATION

USSA CASUALTY INSURANCE COMPANY

By:	/s/ Donna Baggerly
Name:	Donna Baggerly
Title:	Vice President – Insurance Portfolios

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

	By:	/s/ Philip Lee
	Name:	Philip Lee
	Title:	Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

	By:	/s/ Philip Lee
	Name:	Philip Lee
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ William Engelking
Name:	William Engelking
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ William Engelking
	Name:	William Engelking
	Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Adviser)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ William Engelking
		Name:	William Engelking
		Title:	Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney in fact

	By:	/s/ Elena S. Unger
	Name:	Elena S. Unger
	Title:	Assistant Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:	PPM America Inc., as attorney in fact

	By:	/s/ Elena S. Unger
	Name:	Elena S. Unger
	Title:	Assistant Vice President

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RC-1; $28,250,000 RF-1; $76,750,000

Payment on account of Note Method Account information	Wire Transfer MassMutual Co-Owned Account Citibank, N.A. New York, NY ABA No.: 021000089 Account No.: 30510685 Ref: “Accompanying Information” below.

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.97% Series C Senior Notes due 2021         G8228* AG7

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax#/Email for notices related to payments

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attn: Janelle Tarantino, Treasury Operations Liquidity Management

With a copy to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

Springfield, MA 01115

And to:

Treasury Operations Liquidity Management Department at mmincometeam@massmutual.com or Fax: 413-226-4295

Address/Fax#/Email for all other notices

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

PO Box 15189

Springfield, MA 01115-5189

Electronic delivery of financials and other information to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

With email notification to:

privateplacements@babsoncapital.com

mackerman@babsoncapital.com

Instructions re Delivery of Notes	Babson Capital Management LLC 1500 Main Street, Suite 2800 Springfield, MA 01115 Attn: Peter Mugo, Esq.

Signature Block	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Babson Capital Management LLC as Investment Adviser By:______________________________ Name: Title:

Tax identification number	04-1590850

HMRC DT Treaty Passport Scheme	13/M/63867/DTTP

Tax Residence	United States of America

Purchaser Name	C.M. LIFE INSURANCE COMPANY
Name in Which Note is Registered	C.M. LIFE INSURANCE COMPANY

Note Registration Number; Series; Principal Amount	RC-2; $1,750,000 RF-2; $3,250,000

Payment on Account of Note Method Account Information	Wire Transfer MassMutual Co-Owned Account Citibank, N.A. New York, NY ABA No.: 021000089 Account No.: 30510685 Ref: “Accompanying Information” below.

Accompanying Information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.97% Series C Senior Notes due 2021         G8228* AG7

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax for Notices Related to Payments

C.M. Life Insurance Company

1295 State Street

Springfield, MA 01111

Attn: Janelle Tarantino, Treasury Operations Liquidity Management

With a copy to:

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

Springfield, MA 01115

And to:

Treasury Operations Liquidity Management Department at mmincometeam@massmutual.com or Fax: 413-226-4295

Purchaser Name	C.M. LIFE INSURANCE COMPANY
Address/Fax for All Other Notices

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

PO Box 15189

Springfield, MA 01115-5189

Electronic delivery of financials and other information to:

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

With email notification to:

privateplacements@babsoncapital.com

mackerman@babsoncapital.com

Instructions re: Delivery of Notes	Babson Capital Management LLC 1500 Main Street, Suite 2800 Springfield, MA 01115 Attn: Peter Mugo, Esq.

Signature Block	C.M. LIFE INSURANCE COMPANY By: Babson Capital Management LLC as Investment Adviser By:_____________________________ Name: Title:

Tax Identification Number	06-1041383

HMRC DT Treaty Passport Scheme	13/C/65904/DTTP

Tax Residence	United States of America

Purchaser Name	STATE FARM LIFE INSURANCE COMPANY
Name in which to register Note(s)	STATE FARM LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-1; $34,000,000 RC-3; $19,000,000 RE-1; $28,000,000 RF-3; $14,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

JPMorganChase

ABA#      021000021

Attn:         SSG Private Income Processing

A/C#        900 9 000200

For further credit to:         State Farm Life Insurance Company

                                           Custody Account # G06893

Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                               SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.47% Series A Senior Notes due 2019         G8228* AE2

2.97% Series C Senior Notes due 2021         G8228* AG7

3.26% Series E Senior Notes due 2023         G8228* AJ1

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

State Farm Life Insurance Company

Investment Dept. E-8

One State Farm Plaza

Bloomington, IL 61710

Email: privateplacements@statefarm.com

and

State Farm Life Insurance Company

Investment Accounting Dept. D-3

One State Farm Plaza

Bloomington, IL 61710

Address / Fax # and/or Email For All Other Notices	State Farm Life Insurance Company Investment Dept. E-8 One State Farm Plaza Bloomington, IL 61710 Email: privateplacements@statefarm.com

Instructions re Delivery of Note(s)	JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center, 3rd Floor Brooklyn, NY 11245-0001 Attn: Physical Receive Dept. Account: G06893

Purchaser Name	STATE FARM LIFE INSURANCE COMPANY
Signature Block	STATE FARM LIFE INSURANCE COMPANY By:__________________________________ Name: Title: By:__________________________________ Name: Title:

Tax identification number	37-0533090

HMRC DT Treaty Passport Scheme	13/S/67412/DTTP

Tax Residence	United States of America

Purchaser Name	STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY
Name in which to register Note(s)	STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-2; $1,000,000 RC-4; $1,000,000 RE-2; $2,000,000 RF-4; $1,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

JPMorganChase

ABA#      021000021

Attn:         SSG Private Income Processing

A/C#        900 9 000200

For further credit to:         State Farm Life and Accident Assurance Company

                                           Custody Account # G06895

Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                               SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.47% Series A Senior Notes due 2019         G8228* AE2

2.97% Series C Senior Notes due 2021         G8228* AG7

3.26% Series E Senior Notes due 2023         G8228* AJ1

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

State Farm Life and Accident Assurance Company

Investment Dept. E-8

One State Farm Plaza

Bloomington, IL 61710

Email: privateplacements@statefarm.com

and

State Farm Life and Accident Assurance Company

Investment Accounting Dept. D-3

One State Farm Plaza

Bloomington, IL 61710

Address / Fax # and/or Email For All Other Notices	State Farm Life and Accident Assurance Company Investment Dept. E-8 One State Farm Plaza Bloomington, IL 61710 Email: privateplacements@statefarm.com

Instructions re Delivery of Note(s)	JPMorgan Chase Bank, N.A. 4 Metrotech Center, 3rd Floor Brooklyn, NY 11245-0001 Attn: Physical Receive Dept. Account: G06895

Purchaser Name	STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY
Signature Block	STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY By:__________________________________ Name: Title: By:__________________________________ Name: Title:

Tax identification number	37-0805091

HMRC DT Treaty Passport Scheme	13/S/67791/DTTP

Tax Residence	United States of America

Purchaser Name	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-3; $25,000,000 RC-5; $75,000,000

Payment on account of Note Method Account information

Wire Transfer

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions.

E-mail: payments@northwesternmutual.com

Phone: (414) 665-1679

Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                               SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.47% Series A Senior Notes due 2019         G8228* AE2

2.97% Series C Senior Notes due 2021         G8228* AG7

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax#/Email for notices related to payments and for all other notices	The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Investment Operations Email: payments@northwesternmutual.com Tel: 414-665-1679

Address/Fax#/Email for all other notices	The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Securities Department Email: privateinvest@northwesternmutual.com

Instructions re Delivery of Notes	The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Matthew E. Gabrys, Esq.

Signature Block	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY By: ___________________________________ Name: Title: Its Authorized Representative

Tax identification number	39-0509570

HMRC DT Treaty Passport Scheme	13/N/80348/DTTP

Tax Residence	United States of America

Purchaser Name	NEW YORK LIFE INSURANCE COMPANY
Name in which to register Note(s)	NEW YORK LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RE-3; $27,500,000

Payment on account of Note(s) Method Account information

Wire Transfer

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance Company

General Account No. 008-9-00687

Ref: “Accompanying Information” below

Any changes to the foregoing payment instructions shall be confirmed by email to NYLIMWireConfirmation@nylim.com prior to becoming effective.

Accompanying information

Name of Issuer:                                               SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.26% Series E Senior Notes due 2023         G8228* AJ1

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

New York Life Insurance Company

c/o NYL Investors LLC

51 Madison Avenue, Room 208

New York, New York 10010-1603

Attention:        Investment Services

Private Group, 2nd Floor

Fax: 908-840-3385

With a copy electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com

Address / Fax # and/or Email For All Other Notices

New York Life Insurance Company

c/o NYL Investors LLC

51 Madison Avenue, Room 208

New York, New York 10010-1603

Attention:        Private Capital Investors

2nd Floor

Fax: 908-840-3385

With a copy electronically to: FIIGLibrary@nylim.com and

TraditionalPVtOps@nylim.com

With a copy of any notice of default or Event of Default to:

Office of General Counsel

Investment Section, Room 1016

Fax: 212-576-8340

Instructions re Delivery of Note(s)	New York Life Insurance Company 51 Madison Avenue, Room 1016 New York, New York 10010-1603 Attn: Dean Morini

Purchaser Name	NEW YORK LIFE INSURANCE COMPANY
Signature Block	NEW YORK LIFE INSURANCE COMPANY By:___________________________ Name: Title:

Tax identification number	13-5582869

HMRC DT Treaty Passport Scheme	13/N/60131/DTTP

Tax Residence	United States of America

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Name in which to register Note(s)	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Note registration number(s); principal amount(s)	RE-4; $47,500,000

Payment on account of Note(s) Method Account information

Wire Transfer

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No. 323-8-47382

Ref: “Accompanying Information” below

Any changes to the foregoing payment instructions shall be confirmed by email to NYLIMWireConfirmation@nylim.com prior to becoming effective.

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.26% Series E Senior Notes due 2023         G8228* AJ1

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

New York Life Insurance and Annuity Corporation

c/o NYL Investors LLC

51 Madison Avenue, Room 208

New York, New York 10010-1603

Attention:        Investment Services

Private Group, 2nd Floor

Fax: 908-840-3385

With a copy electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com

Address / Fax # and/or Email For All Other Notices

New York Life Insurance and Annuity Corporation

c/o NYL Investors LLC

51 Madison Avenue, Room 208

New York, New York 10010-1603

Attention:        Private Capital Investors

2nd Floor

Fax: 908-840-3385

With a copy electronically to: FIIGLibrary@nylim.com and

TraditionalPVtOps@nylim.com

With a copy of any notice of default or Event of Default to:

Office of General Counsel

Investment Section, Room 1016

Fax: 212-576-8340

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Instructions re Delivery of Note(s)	New York Life Insurance Company 51 Madison Avenue, Room 1016 New York, New York 10010-1603 Attn: Dean Morini

Signature Block	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION By: NYL Investors LLC, its Investment Manager By: Name: Title:

Tax identification number	13-3044743

HMRC DT Treaty Passport Scheme	13/N/70400/DTTP

Tax Residence	United States of America

Purchaser Name	ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Name in which to register Note(s)	ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Note registration number(s); principal amount(s)	RF-5; $55,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

The Bank of New York Mellon

ABA # 011001234

BNY Mellon Account No AZAF6700422

DDA 0000169064

Cost Center 1178

Re: “Accompanying Information” below

For Credit to Portfolio Account: AZL Special Investments AZAF6700422

Attn. Stacey Fletcher

Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

Allianz Life Insurance Company of North America

c/o Allianz Investment Management

Attn: Private Placements

55 Greens Farms Road

Westport, Connecticut 06880

Phone: 203-293-1900

Email: PPT@allianzlife.com

With a copy to:

Kathy Muhl

Supervisor – Income Group

The Bank of New York Mellon

Three Mellon Center – Room 153-1818

Pittsburgh, Pennsylvania 15259

Phone: 412-234-5192

Email: kathy.muhl@bnymellon.com

Address / Fax # and/or Email For All Other Notices

Allianz Life Insurance Company of North America

c/o Allianz Investment Management

Attn: Private Placements

55 Greens Farms Road

Westport, Connecticut 06880

Phone: 203-293-1900

Email: ppt@allianzlife.com

Purchaser Name	ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Instructions re Delivery of Note(s)	Mellon Securities Trust Company One Wall Street 3rd Floor Receive Window C New York, NY 10286 For Credit to: Allianz Life Insurance Company of North America, AZL Special Investments AZAF6700422

Signature Block	ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA By: Name: Title:

Tax identification number	41-1366075

HMRC DT Treaty Passport Scheme	13/A/312524/DTTP

Tax Residence	United States of America

Purchaser Name	ALLIANZ GLOBAL RISKS US INSURANCE COMPANY
Name in which to register Note(s)	ALLIANZ GLOBAL RISKS US INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-4; $10,500,000

Payment on account of Note(s) Method Account information

Wire Transfer

The Bank of New York Mellon

ABA # 011001234

BNY Mellon Account No. AZAF6100032

DDA 0000169064

Cost Center 1178

Re: “Accompanying Information” below

For Credit to Portfolio Account: AGR US3 AZAF6100032

Attn. Stacey Fletcher

Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.47% Series A Senior Notes due 2019         G8228* AE2

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

Allianz Global Risks US Insurance Company

c/o Allianz Investment Management

Attn: Private Placements

55 Greens Farms Road

Westport, Connecticut 06880

Phone: 203-293-1900

Email: ppt@allianzlife.com

With a copy to:

Kathy Muhl

Supervisor – Income Group

The Bank of New York Mellon

Three Mellon Center – Room 153-1818

Pittsburgh, Pennsylvania 15259

Phone: 412-234-5192

Email: kathy.muhl@bnymellon.com

Address / Fax # and/or Email For All Other Notices	Allianz Global Risks US Insurance Company c/o Allianz Investment Management Attn: Private Placements 55 Greens Farms Road Westport, Connecticut 06880 Phone: 203-293-1900 Email: ppt@allianzlife.com

Purchaser Name	ALLIANZ GLOBAL RISKS US INSURANCE COMPANY
Instructions re Delivery of Note(s)	Mellon Securities Trust Company One Wall Street 3rd Floor Receive Window C New York, NY 10286 For Credit to: Allianz Global Risks US Insurance Company, AGR US3 AZAF6100032

Signature Block	ALLIANZ GLOBAL RISKS US INSURANCE COMPANY By: Name: Title:

Tax identification number	95-3187355

HMRC DT Treaty Passport Scheme	13/A/363927

Tax Residence	United States of America

Purchaser Name	FIREMAN’S FUND INSURANCE COMPANY
Name in which to register Note(s)	FIREMAN’S FUND INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-5; $4,500,000

Payment on account of Note(s) Method Account information

Wire Transfer

The Bank of New York Mellon

ABA # 011001234

BNY Mellon Account No. AZAF0010112

DDA 0000169064

Cost Center 1178

Re: “Accompanying Information” below

For Credit to Portfolio Account: FFIC Special Investments AZAF0010112

Attn: Stacey Fletcher

Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.47% Series A Senior Notes due 2019         G8228* AE2

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

Fireman’s Fund Insurance Company

c/o Allianz Investment Management

Attn: Private Placements

55 Greens Farms Road

Westport, Connecticut 06880

Phone: 203-293-1900

Email: ppt@allianzlife.com

With a copy to:

Kathy Muhl

Supervisor – Income Group

The Bank of New York Mellon

Three Mellon Center – Room 153-1818

Pittsburgh, Pennsylvania 15259

Phone: 412-234-5192

Email: kathy.muhl@bnymellon.com

Address / Fax # and/or Email For All Other Notices

Allianz Life Insurance Company of North America

c/o Allianz Investment Management

Attn: Private Placements

55 Greens Farms Road

Westport, Connecticut 06880

Phone: 203-293-1900

Email: ppt@allianzlife.com

Purchaser Name	FIREMAN’S FUND INSURANCE COMPANY
Instructions re Delivery of Note(s)	Mellon Securities Trust Company One Wall Street 3rd Floor Receive Window C New York, NY 10286 For Credit to: Fireman’s Fund Insurance Company, FFIC Special Investments AZAF0010112

Signature Block	FIREMAN’S FUND INSURANCE COMPANY By: Allianz Investment Management LLC, as the authorized signatory and investment manager By: Name: Title:

Tax identification number	94-1610280

HMRC DT Treaty Passport Scheme	13/F/362373/DTTP

Tax Residence	United States of America

Purchaser Name	METROPOLITAN TOWER LIFE INSURANCE COMPANY
Name in which to register Note(s)	METROPOLITAN TOWER LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RB-1; $5,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

Bank Name:           JPMorgan Chase Bank

ABA Routing #:    021-000-021

Account No.:          002-2-403778

Account Name:      Metropolitan Tower Life Insurance Company

Ref: “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions form the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Accompanying information

Name of Issuer:                                                          SMITH & NEPHEW PLC

Description of Security:                                              PPN:

Floating Rate Series B Senior Notes due 2019         G8228* AF9

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # / Email for All Notices

Metropolitan Tower Life Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

Metropolitan Tower Life Insurance Company

c/o MetLife Investments Limited

Level 34

One Canada Square

Canary Wharf

London E14 5AA, England

Attention: Investments, Private Placements

Fax: 011-44-20-7632-8101

Email: jrothenberg@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Tower Life Insurance Company

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Name	METROPOLITAN TOWER LIFE INSURANCE COMPANY
Instructions re Delivery of Notes	Metropolitan Tower Life Insurance Company c/o Metropolitan Life Insurance Company Securities Investments, Law Department 10 Park Avenue Morristown, New Jersey 07962 Attention: Daniel Scudder, Esq.

Signature Block	METROPOLITAN TOWER LIFE INSURANCE COMPANY By: Metropolitan Life Insurance Company, its Investment Manager By: Name: Title:

Tax identification number	13-3114906

HMRC DT Treaty Passport Scheme	13/M/298329/DTTP

Tax Residence	United States of America

Purchaser Name	METLIFE INSURANCE COMPANY USA
Name in which to register Note(s)	METLIFE INSURANCE COMPANY USA

Note registration number(s); principal amount(s)	RG-1; $3,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

Bank Name:          JPMorgan Chase Bank

ABA Routing #:    021-000-021

Account No.:         496559365

Account Name:     MetLife Insurance Company USA, Separate Account SA (Structured Annuity)

Ref: “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Accompanying information

Name of Issuer:                                                          SMITH & NEPHEW PLC

Description of Security:                                              PPN:

Floating Rate Series G Senior Notes due 2024         G8228* AL6

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Purchaser Name	METLIFE INSURANCE COMPANY USA
Address / Fax # / Email for All Notices

MetLife Insurance Company USA

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

MetLife Insurance Company USA

c/o MetLife Investments Limited

Level 34

One Canada Square

Canary Wharf

London E14 5AA, England

Attention: Investments, Private Placements

Fax: 011-44-20-7632-8101

Email: jrothenberg@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company USA

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Instructions re Delivery of Note(s)

MetLife Insurance Company USA

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Daniel Scudder, Esq.

Signature Block	METLIFE INSURANCE COMPANY USA By: Metropolitan Life Insurance Company, its Investment Manager By: Name: Title:

Tax identification number	06-0566090

HMRC DT Treaty Passport Scheme	13/M/61653/DTTP

Tax Residence	United States of America

Purchaser Name	JUST RETIREMENT LIMITED
Name in which to register Note(s)	JUST RETIREMENT LIMITED

Note registration number(s); principal amount(s)	RB-2; $40,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

Bank Name:         Barclays Bank

SWIFT:                BARCGB22

Account No.:        58906544

Sort Code:            202400

IBAN:                  GB36BARC20240058906544

For Further Credit: N/A

Ref: “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Accompanying information

Name of Issuer:                                                          SMITH & NEPHEW PLC

Description of Security:                                              PPN:

Floating Rate Series B Senior Notes due 2019         G8228* AF9

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # / Email for All Notices

Just Retirement Limited

c/o MetLife Investment Management, LLC

Investments, Private Placements

P.O. Box 1902, 10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Just Retirement Limited

c/o MetLife Investment Management, LLC

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

And

Mr. Jonathan Bell, Treasury Dept.

Just Retirement Limited

Vale House, Roebuck Close, Bancroft Road

Reigate, Surrey RH27RU

United Kingdom

Purchaser Name	JUST RETIREMENT LIMITED
Instructions re Delivery of Note(s)	Mr. Jonathan Bell, Treasury Dept. Just Retirement Limited Vale House, Roebuck Close, Bancroft Road Reigate, Surrey RH27RU United Kingdom Cc: Lhill@metlife.com

Signature Block	JUST RETIREMENT LIMITED By: MetLife Investment Management, LLC, its Investment Manager By: Name: Title:

Tax identification number	268 18068 14229

HMRC DT Treaty Passport Scheme	N/A

Tax Residence	United Kingdom

Purchaser Name	METLIFE REINSURANCE COMPANY OF CHARLESTON, TRUST ACCOUNT B
Name in which to register Note(s)	METLIFE REINSURANCE COMPANY OF CHARLESTON, TRUST ACCOUNT B

Note registration number(s); principal amount(s)	RG-2; $22,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

Bank Name:                        U.S. Bank N.A.

ABA Routing #:                 091-000-022

DDA/General Acct No.:    173103198383

For Further Credit For:      19-5986

Account Name:                  MRC Trust B for the Benefit of Metropolitan

                                             Life Insurance Company

ATTN:                                  Carol Hopewell (215)761-9337 or Antoinette

                                              Delia (215)761-9340

Ref: 19-5986 and “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Accompanying information

Name of Issuer:                                                          SMITH & NEPHEW PLC

Description of Security:                                              PPN:

Floating Rate Series G Senior Notes due 2024         G8228* AL6

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Purchaser Name	METLIFE REINSURANCE COMPANY OF CHARLESTON, TRUST ACCOUNT B
Address / Fax # / Email for All Notices

MetLife Reinsurance Company of Charleston

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

MetLife Reinsurance Company of Charleston

c/o MetLife Investments Limited

Level 34

One Canada Square

Canary Wharf

London E14 5AA, England

Attention: Investments, Private Placements

Fax: 011-44-20-7632-8101

Email: jrothenberg@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Reinsurance Company of Charleston

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Instructions re Delivery of Note(s)

MetLife Reinsurance Company of Charleston

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Daniel Scudder, Esq.

Signature Block	METLIFE REINSURANCE COMPANY OF CHARLESTON, TRUST ACCOUNT B By: Metropolitan Life Insurance Company, its Investment Manager By:_________________________________________ Name: Title:

Tax identification number	20-5819518

HMRC DT Treaty Passport Scheme	Application Pending

Tax Residence	United States of America

Purchaser Name	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RC-6; $10,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer Bank of New York 1 Wall Street New York, NY 10286 ABA #021000018 GLA111-566 FC: TFLIC- ESPA 10 - 101166 8400 Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.97% Series C Senior Notes due 2021         G8228* AG7

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments	Email: paymentnotifications@aegonusa.com AEGON USA Investment Management, LLC Attn: Custody Operations-Privates MS 5335 4333 Edgewood Road NE Cedar Rapids, IA 52499-5335

Address / Fax # and/or Email For All Other Notices

AEGON USA Investment Management, LLC

Attn: Director of Private Placements MS 5335

4333 Edgewood Road N.E.

Cedar Rapids, IA 52499-5335

Tel: (319) 355-2432

Fax: (319) 355-2666

Email: privateplacements@aegonusa.com

And

AEGON USA Investment Management, LLC

Attn: Director of Private Placements MS 3341

100 Light St., B1

Baltimore, MD 21202-2559

Tel: (443)-475-3130

Fax: (443) 475-3095

Email: privateplacements@aegonusa.com

Instructions re Delivery of Note(s)	A signed copy of the Note must be sent to Custody Operations-Privates via email: INVCustodayTeam@AEGONUSA.com for verification. A letter with Custody Bank Instructions will be sent back.

Purchaser Name	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
Signature Block	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY By: AEGON USA Investment Management, LLC, Its investment manager By:_________________________ Name: Title:

Tax identification number	36-6071399

HMRC DT Treaty Passport Scheme	13/T/0271475/DTTP

Tax Residence	United States of America

Purchaser Name	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RC-7; $10,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer Bank of New York 1 Wall Street New York, NY 10286 ABA #021000018 GLA111-566 FC: TFLIC LPG0 10 - 2519538400 Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.97% Series C Senior Notes due 2021         G8228* AG7

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments	Email: paymentnotifications@aegonusa.com AEGON USA Investment Management, LLC Attn: Custody Operations-Privates MS 5335 4333 Edgewood Road NE Cedar Rapids, IA 52499-5335

Address / Fax # and/or Email For All Other Notices

AEGON USA Investment Management, LLC

Attn: Director of Private Placements MS 5335

4333 Edgewood Road N.E.

Cedar Rapids, IA 52499-5335

Tel: (319) 355-2432

Fax: (319) 355-2666

Email: privateplacements@aegonusa.com

And

AEGON USA Investment Management, LLC

Attn: Director of Private Placements MS 3341

100 Light St., B1

Baltimore, MD 21202-2559

Tel: (443)-475-3130

Fax: (443) 475-3095

Email: privateplacements@aegonusa.com

Instructions re Delivery of Note(s)	A signed copy of the Note must be sent to Custody Operations-Privates via email: INVCustodayTeam@AEGONUSA.com for verification. A letter with Custody Bank Instructions will be sent back.

Purchaser Name	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
Signature Block	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY By: AEGON USA Investment Management, LLC, Its investment manager By:_________________________ Name: Title:

Tax identification number	36-6071399

HMRC DT Treaty Passport Scheme	13/T/0271475/DTTP

Tax Residence	United States of America

Purchaser Name	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RC-8; $10,000,000 RF-6; $20,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer Bank of New York 1 Wall Street New York, NY 10286 ABA #021000018 GLA111-566 FC: TFLIC ESPS 10 - 2516248400 Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.97% Series C Senior Notes due 2021         G8228* AG7

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments	Email: paymentnotifications@aegonusa.com AEGON USA Investment Management, LLC Attn: Custody Operations-Privates MS 5335 4333 Edgewood Road NE Cedar Rapids, IA 52499-5335

Address / Fax # and/or Email For All Other Notices

AEGON USA Investment Management, LLC

Attn: Director of Private Placements MS 5335

4333 Edgewood Road N.E.

Cedar Rapids, IA 52499-5335

Tel: (319) 355-2432

Fax: (319) 355-2666

Email: privateplacements@aegonusa.com

And

AEGON USA Investment Management, LLC

Attn: Director of Private Placements MS 3341

100 Light St., B1

Baltimore, MD 21202-2559

Tel: (443)-475-3130

Fax: (443) 475-3095

Email: privateplacements@aegonusa.com

Instructions re Delivery of Note(s)	A signed copy of the Note must be sent to Custody Operations-Privates via email: INVCustodayTeam@AEGONUSA.com for verification. A letter with Custody Bank Instructions will be sent back.

Purchaser Name	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
Signature Block	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY By: AEGON USA Investment Management, LLC, Its investment manager By:_________________________ Name: Title:

Tax identification number	36-6071399

HMRC DT Treaty Passport Scheme	13/T/0271475/DTTP

Tax Residence	United States of America

Purchaser Name	TRANSAMERICA LIFE INSURANCE COMPANY
Name in which to register Note(s)	TRANSAMERICA LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RF-7; $15,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer Citibank, N.A. 111 Wall Street New York, NY 10043 ABA #021000089 DDA #36218394 Custody Account No. 204911 FC TLIC LPG0 07 Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments	Email: paymentnotifications@aegonusa.com AEGON USA Investment Management, LLC Attn: Custody Operations-Privates MS 5335 4333 Edgewood Road NE Cedar Rapids, IA 52499-5335

Address / Fax # and/or Email For All Other Notices

AEGON USA Investment Management, LLC

Attn: Director of Private Placements MS 5335

4333 Edgewood Road N.E.

Cedar Rapids, IA 52499-5335

Tel: (319) 355-2432

Fax: (319) 355-2666

Email: privateplacements@aegonusa.com

And

AEGON USA Investment Management, LLC

Attn: Director of Private Placements MS 3341

100 Light St., B1

Baltimore, MD 21202-2559

Tel: (443)-475-3130

Fax: (443) 475-3095

Email: privateplacements@aegonusa.com

Instructions re Delivery of Note(s)	A signed copy of the Note must be sent to Custody Operations-Privates via email: INVCustodayTeam@AEGONUSA.com for verification. A letter with Custody Bank Instructions will be sent back.

Purchaser Name	TRANSAMERICA LIFE INSURANCE COMPANY
Signature Block	TRANSAMERICA LIFE INSURANCE COMPANY By: AEGON USA Investment Management, LLC, Its investment manager By:_________________________ Name: Title:

Tax identification number	39-0989781

HMRC DT Treaty Passport Scheme	13/T/291675/DTTP

Tax Residence	United States of America

Purchaser Name	USAA LIFE INSURANCE COMPANY
Name in which to register Note(s)	USAA LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RF-8; $29,000,000

Payment on account of Note Method Account information	Wire Transfer Northern Chgo/Trust ABA#071000152 Credit Wire Account # 5186061000 FFC: Account Name: USAA Life Insurance Company Account No. 26-11042 Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax#/Email for notices related to payments

USAA Life Insurance Company

c/o Northern Trust Company

P.O. Box 92395

Chicago, IL 60675-92395

Attn: Income Collections

Ref: G8228* AK8

And:

John Spear

VP Insurance Portfolios

9800 Fredericksburg Road

San Antonio, TX 78288

(210) 498-8661

Email: John.spear@usaa.com

Address/Fax#/Email for all other notices	John Spear VP Insurance Portfolios 9800 Fredericksburg Road San Antonio, TX 78288 (210) 498-8661 Email: John.spear@usaa.com

Instructions re Delivery of Notes

Depository Trust & Clearing Corporation

Newport Office Center

570 Washington Blvd

5th Floor

Jersey City, NJ 07310

Attn: Tanya Stackhouse-Bowen or Robert Mendez

RE: Account: 26-11042

USAA Life Insurance Company

212-855-2484

Purchaser Name	USAA LIFE INSURANCE COMPANY
Signature Block	USAA LIFE INSURANCE COMPANY By:_________________________ Name: James F. Jackson, Jr. Title: Executive Director

Tax identification number	74-1472662

HMRC DT Treaty Passport Scheme	13/U/352594/DTTP

Tax Residence	United States of America

Purchaser Name	USAA LIFE INSURANCE COMPANY OF NEW YORK
Name in which to register Note(s)	USAA LIFE INSURANCE COMPANY OF NEW YORK

Note registration number(s); principal amount(s)	RF-9; $1,000,000

Payment on account of Note Method Account information	Wire Transfer Northern Chgo/Trust ABA#071000152 Credit Wire Account # 5186061000 FFC: Account Name: USAA Life Insurance Company of New York Account No. 26-11044 Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax#/Email for notices related to payments	USAA Life Insurance Company of New York c/o Northern Trust Company P.O. Box 92395 Chicago, IL 60675-92395 Attn: Income Collections Ref: G8228* AK8

Address/Fax#/Email for all other notices	John Spear VP Insurance Portfolios 9800 Fredericksburg Road San Antonio, TX 78288 (210) 498-8661 Email: John.spear@usaa.com

Instructions re Delivery of Notes

Depository Trust & Clearing Corporation

Newport Office Center

570 Washington Blvd, 5th Floor

Jersey City, NJ 07310

Attn: Tanya Stackhouse-Bowen or Robert Mendez

RE: Account: 26-11044

USAA Life Insurance Company of New York

212-855-2484

Signature Block	USAA LIFE INSURANCE COMPANY OF NEW YORK By:_________________________ Name: James F. Jackson, Jr. Title: Executive Director

Tax identification number	16-1530706

HMRC DT Treaty Passport Scheme	13/U/363658/DTTP

Tax Residence	United States of America

Purchaser Name	UNITED SERVICES AUTOMOBILE ASSOCIATION
Name in which to register Note(s)	UNITED SERVICES AUTOMOBILE ASSOCIATION

Note registration number(s); principal amount(s)	RC-9; $20,000,000

Payment on account of Note Method Account information	Wire Transfer Northern Chgo/Trust ABA#071000152 Credit Wire Account # 5186061000 FFC: Account Name: United Services Automobile Association Account No. 26-11037 Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.97% Series C Senior Notes due 2021         G8228* AG7

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax#/Email for notices related to payments	United Services Automobile Association c/o Northern Trust Company P.O. Box 92395 Chicago, IL 60675-92395 Attn: Income Collections Ref: G8228* AG7

Address/Fax#/Email for all other notices	Donna Baggerly VP Insurance Portfolios 9800 Fredericksburg Road San Antonio, TX 78288 (210) 498-5195 Email: Donna.baggerly@usaa.com

Instructions re Delivery of Notes

Depository Trust & Clearing Corporation

Newport Office Center

570 Washington Blvd., 5th Floor

Jersey City, NJ 07310

Attn: Tanya Stackhouse-Bowen or Robert Mendez

Reference: Northern Trust Account #26-11037/USAA

212-855-2484

Signature Block	UNITED SERVICES AUTOMOBILE ASSOCIATION By:_________________________ Name: Donna Baggerly Title: Vice President - Insurance Portfolios

Tax identification number	74-0959140

HMRC DT Treaty Passport Scheme	13/U/351885/DTTP

Tax Residence	United States of America

Purchaser Name	USAA CASUALTY INSURANCE COMPANY
Name in which to register Note(s)	USAA CASUALTY INSURANCE COMPANY

Note registration number(s); principal amount(s)	RC-10; $10,000,000

Payment on account of Note Method Account information	Wire Transfer Northern Chgo/Trust ABA#071000152 Credit Wire Account # 5186061000 FFC: Account Name: USAA Casualty Insurance Company Account No. 26-11038 Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.97% Series C Senior Notes due 2021         G8228* AG7

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax#/Email for notices related to payments	USAA Casualty Insurance Company c/o Northern Trust Company P.O. Box 92395 Chicago, IL 60675-92395 Attn: Income Collections Ref: G8228* AG7

Address/Fax#/Email for all other notices	Donna Baggerly VP Insurance Portfolios 9800 Fredericksburg Road San Antonio, TX 78288 (210) 498-5195 Email: Donna.baggerly@usaa.com

Instructions re Delivery of Notes

Depository Trust & Clearing Corporation

Newport Office Center

570 Washington Blvd., 5th Floor

Jersey City, NJ 07310

Attn: Tanya Stackhouse-Bowen or Robert Mendez

Reference: Northern Trust Account # 26-11038/CIC

Tel: 212-855-2484

Signature Block	USAA CASUALTY INSURANCE COMPANY By:_________________________ Name: Donna Baggerly Title: Vice President - Insurance Portfolios

Tax identification number	59-3019540

HMRC DT Treaty Passport Scheme	13/U/356898/DTTP

Tax Residence	United States of America

Purchaser Name	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-6; $5,000,000 RC-11; $5,000,000 RF-10; $4,000,000 RF-11; $4,000,000 RF-12; $6,000,000 RF-13; $8,000,000 RF-14; $8,000,000 RF-15; $8,000,000 RF-16; $8,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

The Bank of New York Mellon

New York, NY

ABA #: 021000018

Beneficiary Account #: GLA111566

Attn: The Bank of New York Mellon Private Placement P&I Department

Bank to Bank Information Ref: Registered Holder: The Lincoln National Life Insurance Company, “Accompanying Information” below and Custody Account# as follows:

RA-6; $5,000,000, Custody Account #215736

RC-11; $5,000,000, Custody Account #215736

RF-10; $4,000,000, Custody Account #216625

RF-11; $4,000,000, Custody Account #186228

RF-12; $6,000,000, Custody Account #215736

RF-13; $8,000,000, Custody Account #215732

RF-14; $8,000,000, Custody Account #215714

RF-15; $8,000,000, Custody Account #215715

RF-16; $8,000,000, Custody Account #215726

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

2.47% Series A Senior Notes due 2019        G8228* AE2

2.97% Series C Senior Notes due 2021        G8228* AG7

3.36% Series F Senior Notes due 2024        G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Purchaser Name	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Address / Fax # and/or Email For Notices Relating To Payments

The Bank of New York Mellon

P.O. Box 19266

Newark, NJ 07195

Attn: Priv Placement P&I Department

Reference: The Lincoln National Life Insurance Company/Sec Desc/PPN#

And

Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Fax: (215) 255-1654 – Private Placements

and

Lincoln Financial Group

1300 South Clinton Street

Fort Wayne, IN 46802

Attn: K. Estep – Treasury Operations

Fax: (260) 455-1441

Address / Fax # and/or Email For All Other Notices

The Lincoln National Life Insurance Company

c/o Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Fax: (215) 255-1654 – Private Placements

Instructions re Delivery of Note(s)

The Bank of New York Mellon

One Wall Street, 3rd Floor

New York, NY 10286

Attn: Anthony Saviano- Free Receive Department (212-635-6764)

Ref: The Lincoln National Life Insurance Company – Applicable Account #

Fax cover letter copy to: Karen Costa - The Bank of New York Mellon

Fax #: (315) 414-5017

Cc: Andrea Fox Tierney (via email)

Signature Block	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY By: Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact By: ______________________________ Name: Title:

Tax identification number	35-0472300

HMRC DT Treaty Passport Scheme	13/L/62122/DTTP

Tax Residence	United States of America

Purchaser Name	LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
Name in which to register Note(s)	LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Note registration number(s); principal amount(s)	RF-17; $4,000,000

Payment on account of Note(s) Method Account information

Wire Transfer

Northern Chgo/Trust

801 South Canal St., Chicago, IL 60607

ABA #: 071000152

Credit A/C#: 5186041000

Attn: Northern Trust Income Dept.

For Further Credit to the Account of: Lincoln Life & Annuity Company of New York

Further Credit Custody A/C #: 2624509

Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

The Northern Trust Company

801 South Canal Street

Income Collections C-3N

Attn: Julie Motley / Oscell Owens

Chicago, IL 60607

Fax: 312-849-8494

Reference: Lincoln Life & Annuity Company of New York – Seg 1166 and

PPN # 127097 E#6

and

Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Fax: 215-255-1654 (Private Placements)

and

Lincoln Financial Group

1300 South Clinton Street

Fort Wayne, IN 46802

Attn: K. Estep – Investment Accounting

Fax: 260-455-1441 (Investment Accounting)

Address / Fax # and/or Email For All Other Notices	Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements Fax: 215-255-1654 (Private Placements)

Purchaser Name	LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Instructions re Delivery of Note(s)

The Northern Trust Company

    (via express delivery)

Attn: Wanda Leshone Ross (Telephone 312-557-9507)

Trade Securities Processing, C1N

801 South Canal Street

Chicago, IL 60607

Ref: Lincoln Life & Annuity Company of New York, Account #2624509

Cc:         Andrea Fox Tierney (via email)

Signature Block	LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK By: Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact By:_________________________ Name: Title:

Tax identification number	22-0832760

HMRC DT Treaty Passport Scheme	13/L/212662/DTTP

Tax Residence	United States of America

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Name in which to register Note(s)	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Note registration number(s); principal amount(s)	RD-1; $10,150,000

Payment on account of Note(s) Method Account information

Wire Transfer

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio

Account No.: P86188

Ref: “Accompanying Information” below and Security No. INV11724

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.15% Series D Senior Notes due 2022         G8228* AH5

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn: Manager, Billings and Collections

Recipient of telephonic prepayment Notices:

Manager, Trade Management Group

Telephone: (973) 367-3141

Facsimile:   (888) 889-3832

Address / Fax # and/or Email For All Other Notices	The Prudential Insurance Company of America c/o Pricoa Capital Group 47 King William Street, 6th Floor London EC4R 9AF United Kingdom Attention: Managing Director, PRICOA

Instructions re Delivery of Note(s)	Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Kim Maranda

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Signature Block	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By:___________________________________ Name: Title: Vice President

Tax identification number	22-1211670

HMRC DT Treaty Passport Scheme	13/P/61325/DTTP

Tax Residence	United States of America

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Name in which to register Note(s)	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Note registration number(s); principal amount(s)	RD-2; $11,100,000

Payment on account of Note(s) Method Account information

Wire Transfer

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account Name: The Prudential - Privest Portfolio

Account No.: P86189

Ref: “Accompanying Information” below and Security No. INV11724

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.15% Series D Senior Notes due 2022         G8228* AH5

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn: Manager, Billings and Collections

Recipient of telephonic prepayment Notices:

Manager, Trade Management Group

Telephone: (973) 367-3141

Facsimile:  (888) 889-3832

Address / Fax # and/or Email For All Other Notices	The Prudential Insurance Company of America c/o Pricoa Capital Group 47 King William Street, 6th Floor London EC4R 9AF United Kingdom Attention: Managing Director, PRICOA

Instructions re Delivery of Note(s)	Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Kim Maranda

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Signature Block	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By:___________________________________ Name: Title: Vice President

Tax identification number	22-1211670

HMRC DT Treaty Passport Scheme	13/P/61325/DTTP

Tax Residence	United States of America

Purchaser Name	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
Name in which to register Note(s)	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

Note registration number(s); principal amount(s)	RD-3; $14,850,000

Payment on account of Note(s) Method Account information	Wire Transfer JPMorgan Chase Bank New York New York, NY ABA No. 021-000-021 Account Name: PRIAC Account No.: P86329 Ref: “Accompanying Information” below and Security No. INV11724

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.15% Series D Senior Notes due 2022         G8228* AH5

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Phone: 973-802-8107

Fax: 888-889-3832

Address / Fax # and/or Email For All Other Notices	Prudential Retirement Insurance and Annuity Company c/o Pricoa Capital Group 47 King William Street, 6th Floor London EC4R 9AF United Kingdom Attention: Managing Director, PRICOA

Instructions re Delivery of Note(s)	Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Kim Maranda

Purchaser Name	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
Signature Block	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By: Prudential Investment Management, Inc., as investment manager By:___________________________________ Name: Title: Vice President

Tax identification number	06-1050034

HMRC DT Treaty Passport Scheme	13/P/301448/DTTP

Tax Residence	United States of America

Purchaser Name	ZURICH AMERICAN INSURANCE COMPANY
Name in which to register Note(s)	ZURICH AMERICAN INSURANCE COMPANY

Note registration number(s); principal amount(s)	RD-4; $13,900,000

Payment on account of Note(s) Method Account information	Wire Transfer The Bank of New York ABA No: 021000018 BNF: IOC566 Attn: PP P&I Department Ref: ZAIC Private Placements Ref: “Accompanying Information” below

Accompanying information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.15% Series D Senior Notes due 2022         G8228* AH5

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address / Fax # and/or Email For Notices Relating To Payments

Zurich North America

Attn: Treasury T1-19

1400 American Lane

Schaumburg, IL 60196-1056

Contact: Mary Fran Callahan, Vice President-Treasurer

Telephone: (847) 605-6447

Facsimile: (847) 605-7895

E-mail: mary.callahan@zurichna.com

Address / Fax # and/or Email For All Other Notices	Prudential Private Placement Investors, L.P. c/o Pricoa Capital Group 47 King William Street, 6th Floor London EC4R 9AF United Kingdom Attention: Managing Director, PRICOA

Instructions re Delivery of Note(s)

Bank of New York

Window A

One Wall Street, 3rd Floor

New York, NY 10286

Ref: Zurich American Insurance Co.-Private Placements; Account Number: 399141

cc: Prudential Capital Group, Trade Management, Manager

Purchaser Name	ZURICH AMERICAN INSURANCE COMPANY
Signature Block

ZURICH AMERICAN INSURANCE COMPANY

By:         Prudential Private Placement Investors,

               L.P. (as Investment Advisor)

               By:         Prudential Private Placement Investors, Inc.

                               (as its General Partner)

                               By:___________________________

                               Name:

                               Title:     Vice President

Tax identification number	36-4233459

HMRC DT Treaty Passport Scheme	13/Z/301503/DTTP

Tax Residence	United States of America

Purchaser Name	JACKSON NATIONAL LIFE INSURANCE COMPANY
Name in Which Note is Registered	JACKSON NATIONAL LIFE INSURANCE COMPANY

Note Registration Number; Series; Principal Amount	RF-18; $18,500,000

Payment on Account of Note Method Account Information	Wire Transfer The Bank of New York Mellon ABA # 021-000-018 Account #: IOC566 Ref: 187242 and “Accompanying Information” below

Accompanying Information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax for Notices Related to Payments

Jackson National Life Insurance Company

c/o The Bank of New York Mellon

Attn: P & I Department

P.O. Box 19266

Newark, NJ 07195

Tel: (718) 315-3035

Fax: (718) 315-3076

Email: PPMAPrivateReporting@ppmamerica.com

Address/Fax for All Other Notices

PPM America, Inc.

225 West Wacker Drive, Suite 1200

Chicago, IL 60606-1228

Attn: Private Placements – Elena Unger

Phone: (312) 634-7853, Fax: (312) 634-0054

Email: PPMAPrivateReporting@ppmamerica.com

With copies of Financial Information also to:

Jackson National Life Insurance Company

One Corporate Way

Lansing, MI 48951

Attn: Investment Accounting – Mark Stewart

Tel: (517) 367-3190

Fax: (517) 706-5503

Instructions re: Delivery of Notes	The Bank of New York Mellon Special Processing – Window A One Wall Street, 3rd Floor New York, NY 10286 Ref: JNL - JNL ELI A/C #187242

Purchaser Name	JACKSON NATIONAL LIFE INSURANCE COMPANY
Signature Block	JACKSON NATIONAL LIFE INSURANCE COMPANY By: PPM America, Inc., as attorney in fact By:_____________________________ Name: Title:

Tax Identification Number	38-1659835

HMRC DT Treaty Passport Scheme	13/J/216375/DTTP

Tax Residence	United States of America

Purchaser Name	JACKSON NATIONAL LIFE INSURANCE COMPANY
Name in Which Note is Registered	JACKSON NATIONAL LIFE INSURANCE COMPANY

Note Registration Number; Series; Principal Amount	RF-19; $18,500,000

Payment on Account of Note Method Account Information	Wire Transfer The Bank of New York Mellon ABA # 021-000-018 Account #: IOC566 Ref: 187244 and “Accompanying Information” below

Accompanying Information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax for Notices Related to Payments

Jackson National Life Insurance Company

c/o The Bank of New York Mellon

Attn: P & I Department

P.O. Box 19266

Newark, NJ 07195

Tel: (718) 315-3035

Fax: (718) 315-3076

Email: PPMAPrivateReporting@ppmamerica.com

Address/Fax for All Other Notices

PPM America, Inc.

225 West Wacker Drive, Suite 1200

Chicago, IL 60606-1228

Attn: Private Placements – Elena Unger

Phone: (312) 634-7853, Fax: (312) 634-0054

Email: PPMAPrivateReporting@ppmamerica.com

With copies of Financial Information also to:

Jackson National Life Insurance Company

One Corporate Way

Lansing, MI 48951

Attn: Investment Accounting – Mark Stewart

Tel: (517) 367-3190

Fax: (517) 706-5503

Instructions re: Delivery of Notes	The Bank of New York Mellon Special Processing – Window A One Wall Street, 3rd Floor New York, NY 10286 Ref: JNL - JNL MVA A/C #187244

Purchaser Name	JACKSON NATIONAL LIFE INSURANCE COMPANY
Signature Block	JACKSON NATIONAL LIFE INSURANCE COMPANY By: PPM America, Inc., as attorney in fact By:_____________________________ Name: Title:

Tax Identification Number	38-1659835

HMRC DT Treaty Passport Scheme	13/J/216375/DTTP

Tax Residence	United States of America

Purchaser Name	JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Name in Which Note is Registered	JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

Note Registration Number; Series; Principal Amount	RF-20; $3,000,000

Payment on Account of Note Method Account Information	Wire Transfer The Bank of New York Mellon ABA # 021-000-018 Account #: IOC566 Ref: 187271 and “Accompanying Information” below

Accompanying Information

Name of Issuer:                                              SMITH & NEPHEW PLC

Description of Security:                                 PPN:

3.36% Series F Senior Notes due 2024         G8228* AK8

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, Make-Whole Amount, Modified Make-Whole Amount or otherwise.

Address/Fax for Notices Related to Payments

Jackson National Life Insurance Company of New York

c/o The Bank of New York Mellon

Attn: P & I Department

P.O. Box 19266

Newark, NJ 07195

Tel: (718) 315-3035

Fax: (718) 315-3076

Email: PPMAPrivateReporting@ppmamerica.com

Address/Fax for All Other Notices

PPM America, Inc.

225 West Wacker Drive, Suite 1200

Chicago, IL 60606-1228

Attn: Private Placements – Elena Unger

Phone: (312) 634-7853, Fax: (312) 634-0054

Email: PPMAPrivateReporting@ppmamerica.com

With copies of Financial Information also to:

Jackson National Life Insurance Company of New York

One Corporate Way

Lansing, MI 48951

Attn: Investment Accounting – Mark Stewart

Tel: (517) 367-3190

Fax: (517) 706-5503

Instructions re: Delivery of Notes	The Bank of New York Mellon Special Processing – Window A One Wall Street, 3rd Floor New York, NY 10286 Ref: JNL - JNLNY Gen. Account A/C #187271

Purchaser Name	JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Signature Block	JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK By: PPM America, Inc., as attorney in fact By:_____________________________ Name: Title:

Tax Identification Number	13-3873709

HMRC DT Treaty Passport Scheme	13/J/280646/DTTP

Tax Residence	United States of America

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“3.5 Ratio” is defined in Section 10.4(b).

“3.5 Ratio Period” is defined in Section 10.4(b).

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s or Fitch or A3 or higher by Moody’s or a comparable rating from an internationally recognized credit rating agency.

“Additional Payments” is defined in Section 8.3.

“Additional Subsidiary Guarantor” means each Subsidiary of the Company which guarantees the obligations of the Company under any Principal Credit Facility.

“Affected Noteholder” is defined within the definition of “Noteholder Sanctions Event.”

“Affected Notes” is defined in Section 8.10(b).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in Section 18.3.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Percentage” is defined in Section 8.7.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Breakage Amount” means:

(a)	any net loss, cost or expense reasonably incurred by any holder of a Note as a result of any payment or prepayment of any portion of any Floating Rate Note (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise) on a day other than a Floating Rate Note Payment Date for such Floating Rate Note or at scheduled maturity thereof, and any net loss or expense arising from the liquidation or redeployment of funds obtained by such holder or from fees payable to terminate the deposits from which such funds were obtained. Each holder shall determine the Breakage Amount with respect to the principal amount of Floating Rate Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than five (5) Business Days prior to the date of prepayment (if the Breakage Amount can then be calculated and otherwise as promptly as possible) or, in the event of a prepayment event of which a holder has no advance notice, on or within five (5) Business Days following the date of prepayment; plus

(b)	in the case of any Series B Note, with respect to a prepayment of all or any portion of the principal amount of such Series B Note pursuant to Section 8.2 or in the case of an acceleration under Section 12.1, that percentage of such principal amount that is indicated opposite the applicable time period listed below:

Date of prepayment	Premium
Prior to or on the first anniversary of the date of the Closing	2%
After the first anniversary and prior to or on the second anniversary of the date of the Closing	1%
After the second anniversary of the date of the Closing	0%

(c)	in the case of any Series G Note, with respect to a prepayment of all or any portion of the principal amount of such Series G Note pursuant to Section 8.2 or in the case of an acceleration under Section 12.1, that percentage of such principal amount that is indicated opposite the applicable time period listed below:

Date of prepayment	Premium
Prior to or on the second anniversary of the date of the Closing	2%
After the second anniversary and prior to or on the fourth anniversary of the date of the Closing	1%
After the fourth anniversary of the date of the Closing	0%

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or London are required or authorized to be closed.

“Called Principal” is defined in Section 8.7.

“Change in Tax Law” is defined in Section 8.3.

“Change of Control” means if at any time any single person or group of persons acting in concert acquires control of the Company, where (x) “control” has the meaning given to it in section 450 and 451 of the Corporation Tax Act 2010; and (y) “acting in concert” has the meaning given to it in the City Code on Takeovers and Mergers.

“Change of Control Response Date” is defined in Section 8.9(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Smith & Nephew plc, a public limited company organized under the laws of England and Wales with registered number 00324357, or any successor that becomes such in the manner prescribed in Section 10.2.

“Company Notice” is defined in Section 8.9(a).

“Competitor” means any Person (other than a Purchaser) which is involved, directly or indirectly, to a material extent in the business of the sale or manufacture of medical equipment; provided that

(a)	in no event shall an Institutional Investor that maintains purely passive investments in any Person that is a Competitor be deemed a Competitor; and

(b)	the provision of investment advisory services by a Person to a Plan or Non-U.S. Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by any member of the Group from being transmitted or otherwise made available to such Plan or Non-U.S. Plan or Person owning or controlling such Plan or Non-U.S. Plan.

“Confidential Information” is defined in Section 21.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Consolidated Cash and Cash Equivalents” is defined in Section 10.4(e).

“Consolidated EBITA” is defined in Section 10.4(e).

“Consolidated EBITDA” is defined in Section 10.4(e).

“Consolidated Gross Assets” means the consolidated gross assets of the Group as shown on the most recent consolidated balance sheet of the Company delivered to the holders of Notes pursuant to Section 7.1(a) or (b), as applicable, or if no balance sheet has been so delivered subsequent to the Closing, then as shown on the most recent balance sheet listed on Schedule 5.5.

“Consolidated Interest Payable” is defined in Section 10.4(e).

“Consolidated Net Interest Payable” is defined in Section 10.4(e).

“Consolidated Total Borrowings” is defined in Section 10.4(e).

“Consolidated Total Net Borrowings” is defined in Section 10.4(e).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest for the Notes of any Series that is the greater of (i) 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (ii) 1% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.7.

“Dollar” or “$” means the lawful money of the United States of America.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b) or (c) of the Code.

“Event of Default” is defined in Section 11.

“FATCA” means:

(a)	sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Agreement and/or under a Note and/or under any Subsidiary Guarantee required by FATCA.

“Finance Subsidiary” has the meaning set forth for such term in the definition of “Finance Subsidiary Indebtedness”.

“Finance Subsidiary Indebtedness” means any Financial Indebtedness of a Subsidiary (a “Finance Subsidiary”) (a) whose primary activities are issuance of debt obligations to Persons other than Affiliates (which debt obligations are non-recourse to the assets of such Finance Subsidiary except for the assets constituting loans of the net proceeds of such debt issuance to the Company, or, subject as provided below, other members of the Group), and the lending of the net proceeds of such debt issuance to the Company and, subject as provided below, other members of the Group and activities incidentally related thereto, and (b) which has no significant assets other than promissory notes (or other instruments or evidence of such indebtedness) evidencing such loans to the Company, or (subject as provided below) to any other member of the Group; provided that where such Finance Subsidiary lends the net proceeds of such debt issuance to a member of the Group other than the Company, the Financial Indebtedness of such Finance Subsidiary which generated such net proceeds shall only be treated as Finance Subsidiary Indebtedness if and to the extent such member of the Group which borrows such net proceeds provides the holders with a guarantee of the Notes in form and substance satisfactory to the Required Holders and with opinions from counsel satisfactory to the Required Holders in all relevant jurisdictions, which opinions shall be in form and substance satisfactory to the Required Holders as to the due authorization, execution and delivery of such guarantee and the valid, binding and enforceable nature of such guarantee (and shall otherwise comply with the requirements of Section 9.8 in respect of such guarantee) and, in addition, either (i) such opinion shall state that the obligations of such member of the Group under such guarantee would rank pari passu with other senior debt of such member of the Group in an insolvency proceeding of such member of the Group or (ii) the holders of the Notes are made parties to, or beneficiaries under, an intercreditor agreement with such Finance Subsidiary lending to such member of the Group and the lender(s) to such Finance Subsidiary, which intercreditor agreement is in form and substance satisfactory to the Required Holders.

“Financial Indebtedness” means any indebtedness (without double counting) for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility (or dematerialized equivalent);

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any finance or capital lease as defined in accordance with the accounting principles applied in connection with the Original Financial Statements;

(e)	receivables sold or discounted (otherwise than on a non-recourse basis);

(f)	the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(g)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and at any time the then marked to market value of the derivative transaction will be used to calculate its amount, such marked to market value being determined by reference to the documentation of that transaction or, if there is no such provision in the documentation, determined by the Company acting reasonably and on the basis of quotations from the relevant counterparty);

(h)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(i)	any counter indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(j)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (i) above,

provided that the definition of Financial Indebtedness does not include any indebtedness owing from a member of the Group to another member of the Group.

“Fitch” means Fitch Ratings Limited or Fitch Ratings Inc. (as appropriate), or any successor to its ratings business.

“Fixed Rate Note” means a Series A Note, a Series C Note, a Series D Note, a Series E Note or a Series F Note.

“Floating Interest Period” means each period from and including a Floating Rate Note Payment Date to but excluding the immediately subsequent Floating Rate Note Payment Date. Notwithstanding the foregoing, the first Floating Interest Period shall begin on the date of the Closing.

“Floating Interest Rate” means, with respect to any Series B Note, for any Floating Interest Period, the sum of the USD LIBOR Base Rate calculated for such Floating Interest Period plus ninety (90) basis points (.90%) and, with respect to any Series G Note, for any Floating Interest Period, the sum of the USD LIBOR Base Rate calculated for such Floating Interest Period plus one hundred five (105) basis points (1.05%).

“Floating Interest Rate Determination Date” means, with respect to any Floating Interest Period, the day that is two Business Days preceding the first day of such Floating Interest Period.

“Floating Rate Note Payment Date” means, with respect to any Floating Rate Note, May 19 and November 19 in each year, commencing with May 19 or November 19 next succeeding the date of such Note; provided that, if such Floating Rate Note Payment Date falls on a day that is not a Business Day, such Floating Rate Note Payment Date shall be the first following day that is a Business Day unless the next succeeding Business Day would fall in the next calendar month on or after the maturity of such Floating Rate Note, in which case such Floating Rate Note Payment Date shall be the next preceding Business Day.

“Floating Rate Note” means a Series B Note or a Series G Note.

“Forms” is defined in Section 13.

“Governmental Authority” means

(a) the government of

(i) the United States of America or the United Kingdom or any state or other political subdivision of either thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Group” means the Company and its Subsidiaries from time to time and “member of the Group” means any one of them.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“IFRS” means the international financial reporting standards issued by the International Accounting Standards Board from time to time as approved for use by the European Commission.

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“London Banking Day” is defined in Section 23.9.

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole.

“Material Acquisition Event” is defined in Section 10.4(d).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its respective obligations under this Agreement or the Notes or (c) the validity or enforceability of this Agreement or the Notes.

“Material Subsidiary” means, at any time, a Subsidiary of the Company:

(a)	whose gross assets (excluding intra Group items) then equal or exceed 15% of the gross assets of the Group; or

(b)	whose earnings before interest and tax (excluding intra Group items) then equal or exceed 15% of the earnings before interest and tax of the Group.

For this purpose:

(i)	the gross assets or earnings before interest and tax of a Subsidiary of the Company will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

(ii)	if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or earnings before interest and tax of that Subsidiary will be determined from its latest financial statements;

(iii)	the gross assets or earnings before interest and tax of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or earnings before interest and tax of any company or business subsequently acquired or disposed of; and

(iv)	if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

“Measurement Period” is defined in Section 10.4(e).

“Modified Make-Whole Amount” is defined in Section 8.7.

“Moody’s” means Moody’s Investors Service Limited or any successor to its ratings business.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.3(a).

“Non-U.K. Holder” is defined in Section 13.2

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Noteholder Sanctions Event” means, with respect to any holder of a Note (an “Affected Noteholder”), such holder or any of its affiliates being in violation of or subject to sanctions (a) under any U.S. Economic Sanctions Laws as a result of the Company or any Controlled Entity becoming a Blocked Person or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Blocked Person or (b) under any similar laws, regulations or orders adopted by any State within the United States as a result of the name of the Company or any Controlled Entity appearing on a State Sanctions List.

“Notes” is defined in Section 1.

“OFAC” means Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Optional Subsidiary Guarantee” is defined in Section 9.8(b).

“Optional Subsidiary Guarantor” is defined in Section 9.8(b).

“Original Financial Statements” means the audited consolidated financial statements of the Company for the year ended December 31, 2013.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Jurisdiction” means any of the United States, Switzerland, Canada, Australia and any country that on April 30, 2004 was a member of the European Union (other than Greece, Italy, Portugal or Spain).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Principal Credit Facility” means any bank agreement, instrument or facility or bond or note facility or note purchase agreement, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction (collectively, a “Facility Agreement”) providing for the incurrence of Financial Indebtedness by the Company in an aggregate principal amount equal to or in excess of $250,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time, provided that such Facility Agreement shall immediately cease to be a Principal Credit Facility at such time as such aggregate principal amount permitted to be incurred thereunder shall be less than $250,000,000 (or the equivalent thereof in any other currency).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.3.

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualifying Noteholder” means any holder of such Notes who is:

(a)	beneficially entitled to income in respect of such Notes and is a company resident of the United Kingdom for UK tax purposes; or

(b)	beneficially entitled to income in respect of such Notes and is a company not resident in the United Kingdom for United Kingdom tax purposes which carries on a trade through a permanent establishment in the United Kingdom and the whole or any share of such income falls to be brought into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009);

(c)	any other entity satisfying one or more of the conditions in sections 935 or 936 of the Income Tax Act 2007 (other than those described in (a) and (b) above); or

(d)	a partnership each member of which is a person falling within (a) or (b) above or a person or body mentioned in section 936 of the Income Tax Act 2007,

and, in each case set out in (a) to (d), no direction has been given by an officer of HM Revenue & Customs pursuant to section 931 of the Income Tax Act 2007.

“Qualifying OP Holder” means a holder resident in the United States of America or any other jurisdiction in which an original Purchaser was resident for tax purposes on the date of the Closing and who, at the time of the payment in question, satisfies all the conditions that relate to the holder for full exemption from tax imposed by the United Kingdom on interest under the double taxation treaty between the United States of America or such other jurisdiction, as applicable, and the United Kingdom as at the date of the Closing (or who would satisfy all the conditions but for a change after the date of the Closing in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority).

“Reinvestment Yield” is defined in Section 8.7.

“Rejection Notice” is defined in Section 8.3.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Relevant Tax” is defined in Section 13.

“Remaining Average Life” is defined in Section 8.7.

“Remaining Scheduled Payments” is defined in Section 8.7.

“Required Holders” means, at any time, (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Notes (without regard to Series) at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sale of Assets Notice” is defined in Section 8.8(a).

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” means any or all of the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes or the Series G Notes, as the context may require.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

“Series D Notes” is defined in Section 1.

“Series E Notes” is defined in Section 1.

“Series F Notes” is defined in Section 1.

“Series G Notes” is defined in Section 1.

“Settlement Date” is defined in Section 8.7.

“Source” is defined in Section 6.3.

“Spike Election” is defined in Section 10.4(b).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., or any successor to its ratings business.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means (a) a subsidiary within the meaning of section 1159 of the Companies Act 2006; and (b) for the purposes of Section 10.4, unless the context otherwise requires, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantee” means an agreement substantially in the form of the subsidiary guarantee attached hereto as Exhibit 9.8.

“Subsidiary Guarantor” means any Additional Subsidiary Guarantor or Optional Subsidiary Guarantor which executes and delivers, or accedes to, a Subsidiary Guarantee pursuant to the terms hereof.

“Substituted Rate” is defined in Section 8.1(a).

“Substituted Rate Bank” is defined in Section 8.1(a).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tax” and collectively “Taxes” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Agreement or the Notes, but excluding any FATCA Deduction.

“Tax Payment” means the increase in a payment made by the Company to a U.K. Holder under this Agreement or the Notes in accordance with Section 13.1.

“Tax Prepayment Notice” is defined in Section 8.3.

“Taxing Jurisdiction” is defined in Section 13.

“Testing Date” is defined in Section 10.4(e).

“U.K. Holder” is defined in Section 13.1.

“UK Listing Authority” means the Financial Conduct Authority acting in its capacity as competent authority for the purposes of the Financial Services and Markets Act 2000 of the United Kingdom.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“USD LIBOR Base Rate” means, on any Floating Interest Rate Determination Date in respect of any Floating Interest Period and, with respect to the first Floating Interest Period, on the day that is two Business Days preceding the date of the Closing, the rate per annum (rounded, if necessary, to the nearest one thousandth of a percentage point (0.001%)) equal to the quotation which appears on the relevant Bloomberg screen for deposits in US Dollars for a six-month period (currently US0006M page) as of 11:00 a.m. (London time) on such date; provided, that if such quotation is less than zero, then the “USD LIBOR Base Rate” shall be deemed to be zero. If such rate does not appear on any such display screen (or such other display screen as may replace that display screen on that service, or such other display as may be agreed to by the Company and the holders of more than 50% in principal amount of the Floating Rate Notes (without regard to Series) at the time outstanding (exclusive of Floating Rate Notes then owned by the Company or any of its Affiliates), for the purpose of displaying rates or prices comparable to the USD LIBOR Base Rate), then “USD LIBOR Base Rate” will be determined on the basis of the average of the rates at which deposits in US Dollars are offered by three money center banks in London at approximately 11:00 a.m., London time, on any Floating Interest Rate Determination Date in respect of any Floating Interest Period, to prime banks in the European interbank market for a six-month period commencing on the first day of such Floating Interest Period in amounts of $1,000,000 or more; provided, that if any such offered rate is less than zero, then such offered rate shall be deemed to be zero. The Company will request the principal London office of each of the three aforementioned banks to provide a quotation of their respective rates.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

SCHEDULE 5.3

Disclosure

None

SCHEDULE 5.4

Organization and Ownership of Shares of Subsidiaries

November 2014 Group Structure

Smith & Nephew plc
ACTIVE
England and Wales
324357
Smith & Nephew Finance Holdings Limited
100.000%
ACTIVE
Cayman Islands
114786
Smith & Nephew UK Limited
100.000%
ACTIVE
England and Wales
4421171
Smith & Nephew ESN Limited
100.000%
DORMANT
England and Wales
5579759
Smith & Nephew Trading Group Limited
100.000%
ACTIVE
England and Wales
681256
Neotherix Limited
24.900%
ACTIVE
England and Wales
Smith & Nephew Investment Holdings Limited
100.000%
ACTIVE
England and Wales
384546
Smith & Nephew UK Pension Fund Trustee Limited
100.000%
DORMANT
England and Wales
7203600
Smith & Nephew UK Executive Pension Scheme Trustee Limited
100.000%
DORMANT
England and Wales
07203638
Smith & Nephew (Overseas) Limited
100.000%
ACTIVE
England and Wales
681251
Smith & Nephew (Overseas) Ltd Taiwan Branch
100.000%
ACTIVE
Taiwan
16087967
Plus Orthopedics (UK) Limited
100.000%
DORMANT
England and Wales
02872605
T. J. Smith and Nephew, Limited
99.999%
ACTIVE
England and Wales
93994
Atlantech Medical Devices (UK) Limited
100.000%
ACTIVE
England and Wales
3156447
LLC Smith & Nephew
1.000%
ACTIVE
Russian Federation
1137746265909
TP Limited
100.000%
ACTIVE
Scotland
SC005366
Smith & Nephew Healthcare Private Limited
2.102%
ACTIVE
India
11-80271
Smith & Nephew USD Limited
100.000%
ACTIVE
England and Wales
1146741
Smith & Nephew Argentina S.R.L.
10.000%
ACTIVE
Argentina
1-843-556
Smith ve Nephew Medikal Cihazlar Ticaret Limited Sirketi
0% (1 share owned)
ACTIVE
Turkey
825400

Please do not distribute externally without consulting the Company Secretarial Department

November 2014 Group Structure

Smith & Nephew USD Limited 100.000% ACTIVE England and Wales 1146741
Smith & Nephew S.A.-N.V 99.971% ACTIVE Belgium 0474.619.911
Smith & Nephew AB 100.000% ACTIVE Sweden 5561988345
ArthroCare Europe Aktiebolag 100.000% ACTIVE Sweden 556550-4841
Smith & Nephew Surgical Limited 100.000% ACTIVE New Zealand AK096816
Smith & Nephew Beijing Holdings Limited 100.000% ACTIVE Hong Kong 1175333
Smith & Nephew Orthopaedics (Beijing) Co., Ltd 100.000% ACTIVE China 110000450062486
Smith & Nephew A/S 100.000% ACTIVE Denmark 26020050
Smith & Nephew Limited 100.000% ACTIVE Hong Kong 419161
Smith & Nephew S.A.U 100.000% ACTIVE Spain A-28123297
Cia. Medica De Manufacturas De Latex S.A.U 100.000% DORMANT Spain A-08605123
Smith & Nephew Suzhou Holdings Limited 100.000% ACTIVE Hong Kong 1159945
Smith & Nephew Medical (Suzhou) Limited 100.000% ACTIVE China 320594400021379
ArthroCare UK Limited 100.000% ACTIVE England and Wales 3071270
Orthospace Limited 100.00% Israel
Smith & Nephew A/S 100.000% ACTIVE Norway 933183947
Smith & Nephew Chusik Hoesia 100.000% ACTIVE Korea, Republic of 110111-0840755
Smith & Nephew Management B.V. 97.525% ACTIVE Netherlands 23069418
Smith & Nephew GmbH 100.000% ACTIVE Austria FN 58757 H
ArthroCare Austria AG 100.000% ACTIVE Austria FN 182571 M
Smith & Nephew China Holdings UK Limited 100.000% ACTIVE England and Wales 9152387
ArthroCare Medical Devices (Beijing) Co. Limited 100.000% ACTIVE China 110000450164469
Smith & Nephew Limited 100.000% ACTIVE New Zealand AK068037
Smith & Nephew Oy 100.000% ACTIVE Finland 683.318
ArthroCare Finland Oy 100.000% ACTIVE Finland 2233114-2

Please do not distribute externally without consulting the Company Secretarial Department

November 2014 Group Structure

Smith & Nephew USD Limited 100.000% ACTIVE England and Wales 1146741
Smith & Nephew Pte Limited 100.000% ACTIVE Singapore 198103682C
Smith & Nephew sp. z.o.o. 99.970% ACTIVE Poland 015890798
Sri Siam Medical Limited 48.989% ACTIVE Thailand 0105525029277
Smith & Nephew Limited 100.000% ACTIVE Ireland 8596
Smith & Nephew Argentina S.R.L. 90.000% ACTIVE Argentina 1-843-556
Smith & Nephew FZE 100.000% ACTIVE United Arab Emirates 00106
ArthroCare Belgium SPRL 99.990% ACTIVE Belgium 55321
Smith & Nephew Collagenase Limited 100.000% ACTIVE England and Wales 543761
ArthroCare Singapore Pte Limited 100.000% ACTIVE England and Wales
Adler Mediquip Private Limited 100.000% ACTIVE India 11-67454
Smith & Nephew Limited 6.630% ACTIVE Thailand 0105517012964
Smith & Nephew Inc. 100.00% ACTIVE Canada 129042-8-R
Smith & Nephew Medical (Shanghai) Limited 100.000% ACTIVE China 310115400064449
Arthrocare Corporation Cayman Islands 100.000% ACTIVE Cayman Islands 86533
Smith & Nephew (pty) Limited 100.000% ACTIVE South Africa 2002/02756/07
Tenet Medical Engineering, Inc. 100.000% ACTIVE Canada 205944549
ArthroCare Luxembourg Sarl. 100.000% ACTIVE Luxembourg B 79875
ArthroCare Canada Limited 100.000% ACTIVE Canada BC0802983
ArthroCare (Hong Kong) Limited 100.000% ACTIVE Hong Kong 1130433
ICEMBE Medical (pty) Ltd 10.000% ACTIVE South Africa 1998/001970/07
Smith & Nephew Pharmaceuticals (Proprietary) Limited 100.000% ACTIVE South Africa 1945/018764/07
ArthroCare Danmark Aps 100.000% ACTIVE Denmark 31346363
ArthroCare (Deutschland) GmbH. 100.000% ACTIVE Germany 05374032
ArthroCare Costa Rica Srl 100.000% ACTIVE Costa Rica 3-102-301301

Please do not distribute externally without consulting the Company Secretarial Department

November 2014 Group Structure

Smith & Nephew USD Limited 100.000% ACTIVE England and Wales 1146741
Smith & Nephew Hellas S.A. 100.000% ACTIVE Greece 66213/01/B/08/349
Smith & Nephew France SAS 100.000% ACTIVE France B 324 755 537
Adler Mediquip Private Limited 0% (1 share held) India 11-67454
Smith & Nephew Healthcare Sdn Berhad 100.000% ACTIVE Malaysia 18314-U
LLC Smith & Nephew 99.000% ACTIVE Russian Federation 1137746265909
Plus Orthopedics Holding AG 100.000% ACTIVE Switzerland CH-170.3.016.787-9
Smith ve Nephew Medikal Cihazlar Ticaret Limited Sirketi 100.000% ACTIVE Turkey 825400
Smith & Nephew S.r.l. 100.000% ACTIVE Italy 1285693
ArthroCare France Sarl 100.00% ACTIVE France 421836578
Smith & Nephew S.A.S. 100.000% ACTIVE France B 577 150 840
Smith & Nephew Healthcare Private Limited 87.680% ACTIVE India 11-80271
Smith & Nephew Optics B.V. 100.000% DORMANT Netherlands 166937
Smith & Nephew (Europe) B.V. 100.000% ACTIVE Netherlands 23069416
Plus Orthopedics Italy S.r.l 100.000% INLIQUID Italy 02214840965
A2 Surgical 100.000% ACTIVE France 515353613
Smith & Nephew Orthopaedics France S.A.S 58.485% ACTIVE France 395344393 R.C.S NANTERRE
Smith & Nephew Surgical Holdings Pty Limited 100.000% ACTIVE Australia 123052906
Smith & Nephew Pty Limited 100.000% ACTIVE Australia ABN68000087507 / BR011899
Smith & Nephew Limited 43.370% ACTIVE Thailand 0105517012964
Smith & Nephew Lda 99.989% ACTIVE Portugal 503 552 461
Xmedica S.r.l Y (To be Mergerd with Plus Ortho SRL) 100.000% INLIQUID Italy 01005880453
Smith & Nephew Surgical Pty Limited 100.000% ACTIVE Australia 002496095
Smith & Nephew Management BV 99.980% ACTIVE Netherlands 23069418
ArthroCare (Australasia) Pty Ltd 100.000% ACTIVE Australia 094058693
Smith & Nephew Consolidated, Inc. 99.980% ACTIVE United States Delaware 20-1555769

Please do not distribute externally without consulting the Company Secretarial Department

November 2014 Group Structure

Smith & Nephew Consolidated, Inc. 99.980% ACTIVE United States Delaware 20-1555769
Smith & Nephew Holdings, Inc. 100.000% ACTIVE United States Delaware 51-0377156
Smith & Nephew Inc. 100.000% ACTIVE Puerto Rico 94549
Smith & Nephew S.A. de C.V. 0% (1 share held) ACTIVE Mexico 172146
Smith & Nephew, Inc. 100.000% ACTIVE United States Delaware 302/658-7581
Smith & Nephew TE II, L.L.C 1.000% ACTIVE United States Delaware 42-1556322
Rosebud Acquisition Corporation 100.000% MERGE United States Delaware 45-3143565
Kalypto Medical, Inc. 100.000% ACTIVE United States Delaware 26-1193935
Smith & Nephew AHP, Inc. 100.000% DORMANT United States Delaware 43-0834659
Smith & Nephew S.A. de C.V. 100.000% ACTIVE Mexico 172146
Smith & Nephew TE I, LLC 100.000% DORMANT United States Delaware 62-1598647
Smith & Nephew TE II, L.L.C 99.000% ACTIVE United States 42-1556322
Plus Orthopedics LLC 100.000% ACTIVE United States Massachusettes 33-0724984
Orthopaedic Biosystems Ltd., Inc. 100.000% ACTIVE United States Arizona 86-0752231
Smith & Nephew (Alberta) Inc. 100.00% ACTIVE Canada 2015062306
Bluesky Medical Group, Inc. 100.000% ACTIVE United States Delaware 901-296-2121
OsteoBiologics, Inc. 100.000% ACTIVE United States Delaware 901-396-2121
Oratec Interventions, Inc. 100.00% ACTIVE United States New Hampshire 94-3180773
Healicoil, Inc. 100.000% ACTIVE United States Delaware 901-396-2121
Hipco, Inc. 100.000% ACTIVE United States Delaware 26-0675446
Bioventus LLC 44.764% ACTIVE United States Delaware
Arthrocare Corporation 100.000% ACTIVE United States California
ArthroCare India Medical Devices Private Ltd 100% ACTIVE India
Device Refurbishment Services, Inc. 100% ACTIVE United States Nevada
OC Acquisitions Sub, LLC 100% ACTIVE United States California
Entrigue Surgical, Inc. 100% ACTIVE United States Delaware
Eleven Blade Solutions, Inc. 100% ACTIVE United States Delaware
Smith & Nephew ARTC Limited 100.000% ACTIVE England and Wales 9152385
ArthroCare Medical Corporation 100.00% ACTIVE United States Nevada
DiscoCare, Inc. Delaware Corporation 100.00% USA Delaware

Please do not distribute externally without consulting the Company Secretarial Department

November 2014 Group Structure

Smith & Nephew (Europe) B.V. 100.000% ACTIVE Netherlands 23069416
Smith & Nephew Business Services Verwaltungs GmbH 100.000% ACTIVE Germany
Smith & Nephew Business Services GmbH & Co. KG 0.016% ACTIVE Germany HRA 4758
Smith & Nephew OUS, Inc. 100.000% ACTIVE United States Delaware
Bioventus LLC 4.236% ACTIVE United States Delaware
Smith & Nephew Business Services Verwaltungs GmbH 100.000% ACTIVE Germany
Smith & Nephew Curacao N.V. 100.000% ACTIVE Curaçao 127643
Smith & Nephew International S.A. 100.000% ACTIVE Luxembourg B 67.514
Smith & Nephew Healthcare Private Limited 10.219% ACTIVE India 11-80271
Smith & Nephew KK 100.000% ACTIVE Japan 0104-01-015268
Smith & Nephew Wound Management KK 100.000% ACTIVE Japan 0104-01-057038
Smith & Nephew Endoscopy KK 100.000% ACTIVE Japan 0104-01-057040
Smith & Nephew Orthopaedics KK 100.000% ACTIVE Japan 0104-01-057039
Smith & Nephew Finance Lux LLP 0.100% ACTIVE United Kingdom OC389931
ArthroCare Beneluz BV Orthopaedics KK 100.000% ACTIVE Netherlands 53778642
Smith & Nephew do Brasil Participacoes S.A. 100.000% ACTIVE Brazil 13.773.757/0001-60
Smith & Nephew Comercio de Produtos Medicos LTDA 100.000% ACTIVE Brazil 13.656.820/0001-88
Smith & Nephew Nederland CV 99.000% of partnership ACTIVE Netherlands 51428806
Smith & Nephew B.V. 100.000% ACTIVE Netherlands 65867
Smith & Nephew Nederland CV 1.000% of partnership ACTIVE Netherlands 51428806
Smith & Nephew International S.A. 0% (1 share held) ACTIVE Luxembourg B 67.514
Smith & Nephew do Brasil Participacoes S.A. 0% (1 share held) ACTIVE Brazil 13.773.757/0001-60
Smith & Nephew Business Services GmbH & Co. KG 99.984% ACTIVE Germany HRA 4758
Smith & Nephew Deutschland (Holding) GmbH 100.000% ACTIVE Germany HRB 9707
Smith & Nephew Orthopaedics GmbH 100.000% ACTIVE Germany HRB 226 TU
Smith & Nephew GmbH 96.000% ACTIVE Germany HRB 5957

Please do not distribute externally without consulting the Company Secretarial Department

November 2014 Group Structure

Smith & Nephew Investment Holdings Limited 100.000% ACTIVE England and Wales 384546
Smith & Nephew Finance 100.000% DORMANT England and Wales 4343177
Smith & Nephew Medical Limited 99.000% DORMANT England and Wales 605496
Smith & Nephew Medical Fabrics Limited 100.000% DORMANT England and Wales 558420
The Albion Soap Company Limited 100.000% DORMANT England and Wales 39443
Smith & Nephew Orthopaedics Limited 100.000% DORMANT England and Wales 3226423
Smith & Nephew sp. z.o.o. 0.030% ACTIVE Poland 015890798
Smith & Nephew Healthcare Limited 100.000% DORMANT England and Wales 156031
Smith & Nephew Pensions Nominees Limited 100.000% DORMANT England and Wales 681252
Smith & Nephew Nominee Company Limited 100.000% DORMANT England and Wales 2395421
Smith & Nephew Finance Oratec 100.000% DORMANT England and Wales 4472389
Smith & Nephew Raisegrade Limited 100.000% DORMANT England and Wales 2595452
Smith & Nephew Nominee Services Limited 100.000% DORMANT England and Wales 258735
Smith & Nephew Pharmaceuticals Limited 99.000% DORMANT England and Wales 874089
Smith & Nephew Extruded Films Limited 99.998% DORMANT United Kingdom 592411
Smith & Nephew Employees Trustees Limited 100.000% DORMANT England and Wales 4280578
Smith & Nephew Beta Limited 100.000% DORMANT England and Wales 242504
Smith & Nephew Rareletter Limited 100.000% DORMANT England and Wales 2595444
T. J. Smith and Nephew, Limited 0.001% (1 share held) ACTIVE England and Wales 93994
Smith & Nephew Healthcare Limited 0% (1 share held) DORMANT England and Wales156031
Smith & Nephew Lda 0.011% (1 share held) ACTIVE Portugal 503 552 461
Smith & Nephew Pharmaceuticals Limited 1.000% 1 share held) DORMANT England and Wales 874089
Smith & Nephew Limited 0% (1 share hled) ACTIVE Hong Kong 419161
Smith & Nephew Medical Limited 1.000% (1 share held) DORMANT England and Wales 605496
Smith & Nephew Extruded Films Limited 0.002% (1 share held) DORMANT England and Wales 592411

Please do not distribute externally without consulting the Company Secretarial Department

November 2014 Group Structure

Plus Orthopedics Holding AG
100.000%
ACTIVE
Switzerland
CH-170.3.016.787-9
Plus Orthopedics (Beijing) Co., Ltd
100.000%
China
110000410110771
Plus Trading (Beijing) Co Ltd
100.000%
China
Smith & Nephew Schweiz AG
100.000%
Switzerland
CH -170.3.027.810-1
Plus Orthopedics Hellas S.A
100.000%
ACTIVE
Greece
39598/01/B/97/66(04)
Smith & Nephew Orthopaedics AG
100.000%
ACTIVE

Please do not distribute externally without consulting the Company Secretarial Department

SCHEDULE 5.5

Financial Statements

The audited annual consolidated financial statements of Smith & Nephew plc contained in the following Annual Reports:

2013 Annual Report for year ending 31 December 2013

2012 Annual Report for year ending 31 December 2012

2011 Annual Report for year ending 31 December 2011

2010 Annual Report for year ending 31 December 2010

2009 Annual Report for year ending 31 December 2009

The financial statements contained in the unaudited 2014 Q1 results announcement dated 1 May 2014 and the unaudited 2014 Q3 results announcement dated 1 August 2014.

SCHEDULE 5.15

Existing Financial Indebtedness as at September 27, 2014

Country	Borrower	Lender	Facility	Ccy	Amt. ($m)	USD Equiv. ($m)	Secured (Y/N)
UK	Smith and Nephew plc	Bank syndicate[1]	RCF	USD	400.0	400.0	N
UK	Smith and Nephew plc	Bank syndicate[1]	Term Loan	USD	1,200.0	1,200.0	N
UK	Smith and Nephew plc	Handelsbanken	Money market	USD	21.0	21.0	N
UK	Smith and Nephew plc	Handelsbanken	Money market	GBP	0.7	1.1	N
UK	Smith and Nephew plc	RBS	Overdraft	USD	0.6	0.6	N
UK	Smith and Nephew plc	RBS	Overdraft	EUR	3.6	4.6	N
UK	Smith and Nephew plc	RBS	Overdraft	GBP	2.0	3.2	N
UK	Smith and Nephew plc	Various	PP Notes	USD	325.0	325.0	N
USA	Smith and Nephew Inc	151 Minuteman	Finance lease	USD	12.6	12.6	Y
USA	Smith and Nephew Inc	JP Morgan Chase	Overdraft	USD	8.8	8.8	N
USA	Smith and Nephew Inc	Bank of America	Overdraft	USD	3.1	3.1	N
UAE	Smith and Nephew FZE	HSBC	Overdraft	AED	83.0	10.7	N
Hong Kong	Smith and Nephew Limited	HSBC	RCF	HKD	15.0	5.8	N
China	Smith & Nephew Medical (Shanghai) Ltd	Mizuho Bank	RCF	CNY	31.1	5.1	N
China	Smith & Nephew Orthopedics (Beijing) Ltd	Mizuho Bank	RCF	CNY	45.0	7.3	N
China	Smith & Nephew Orthopedics (Beijing) Ltd	HSBC Pool	RCF	CNY	4.5	0.7	N
China	Smith & Nephew Medical (Suzhou) Ltd	Bank of China	Working capital facility	USD	3.0	3.0	N
Singapore	Smith and Nephew Pte	HSBC	RCF	SGD	2.5	2.0	N
Thailand	Smith and Nephew Ltd	HSBC	Working capital facility	THB	59.0	1.8	N
Greece	S&N Plus Holdings	Eurobank	Finance lease	EUR	0.1	0.1	Y
Costa Rica	ArthroCare Costa Rica Srl	Banco Nacional	Overdraft	USD	2.9	2.9	N
Other[2]	Various	Various	Overdraft			7.2

Total, $m						2,026.7

Note:	[1] This facility contains financial and other covenants typical for a syndicated bank facility

Note: 2 ‘Other’ is represented by capitalised financial indebtedness across various business units which individually are not more than USD 1.0m

SCHEDULE 5.16

Certain Section 5.16 Disclosure

1. In September 2007, the SEC notified the Group that the SEC was conducting an informal investigation of companies in the medical devices industry, including the Group, regarding possible violations of the Foreign Corrupt Practices Act (“FCPA”) in connection with the sale of products in certain countries outside of the US. The US Department of Justice (“DOJ”) subsequently joined the SEC’s request. On 6 February 2012, Smith & Nephew announced that it had reached settlement with the SEC and DOJ in connection with this matter. Smith & Nephew has paid slightly less than $23m in fines and profit disgorgement and committed to maintain an enhanced compliance programme and appoint an independent monitor for at least 18 months to review and report on its compliance programme to both the SEC and DOJ. The settlement agreements impose detailed reporting, compliance and other requirements on Smith & Nephew for a three-year term.

2. On 31 May 2007, the Group completed the purchase of Plus Orthopedics Holding AG (“Plus”), a private Swiss orthopaedic company for a total of CHF1,086m ($889m) in cash, including assumed debt. On 1 May 2008, the Group announced that it had uncovered improper sales practices within Plus. The Group commenced arbitration against the vendors of Plus for breach of warranties, and in January 2009 the parties agreed to settle all disputes by reducing the total original purchase price by CHF159m

EXHIBIT 1(a)

[FORM OF SERIES A NOTE]

SMITH & NEPHEW PLC

2.47% SERIES A SENIOR NOTES DUE NOVEMBER 19, 2019

No. RA-[ ]	[ ]

$[ ]	PPN G8228* AE2

FOR VALUE RECEIVED, the undersigned, SMITH & NEPHEW PLC (herein called the “Company”), a company organized and existing under the laws of England and Wales, hereby promises to pay to [                                ], or registered assigns, the principal sum of [            ] DOLLARS ($            ) (or so much thereof as shall not have been prepaid) on November 19, 2019 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 2.47% per annum from the date hereof, payable semiannually, on May 19 and November 19 in each year, commencing with the 19th May or 19th November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 3.47% or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its “base” or “prime” rate. The interest rate set forth herein shall be increased by 0.25% (25 basis points) per annum for such periods as contemplated by, and in accordance with, Section 10.4(c) of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York City at JPMorgan Chase, New York Branch from time to time or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of November 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SMITH & NEPHEW PLC

By:
Name:
Title:

EXHIBIT 1(b)

[FORM OF SERIES B NOTE]

SMITH & NEPHEW PLC

FLOATING RATE SERIES B SENIOR NOTES DUE NOVEMBER 19, 2019

No. RB-[ ]	[ ]

$[ ]	PPN G8228* AF9

FOR VALUE RECEIVED, the undersigned, SMITH & NEPHEW PLC (herein called the “Company”), a company organized and existing under the laws of England and Wales, hereby promises to pay to [                                ], or registered assigns, the principal sum of [            ] DOLLARS ($            ) (or so much thereof as shall not have been prepaid) on November 19, 2019 with interest (computed on the basis of a 360-day year and actual days elapsed) (a) on the unpaid balance hereof at the Floating Interest Rate for each Floating Interest Period as determined in accordance with Section 8.1(a) of the Note Purchase Agreement referred to below, payable semiannually, on each Floating Rate Note Payment Date, commencing with the Floating Rate Note Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Breakage Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 1% over the Floating Interest Rate borne by this Note at the time such overdue payment falls due or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its “base” or “prime” rate. The interest rate set forth herein shall be increased by 0.25% (25 basis points) per annum for such periods as contemplated by, and in accordance with, Section 10.4(c) of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Breakage Amount with respect to this Note are to be made in lawful money of the United States of America in New York City at JPMorgan Chase, New York Branch from time to time or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of November 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Breakage Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SMITH & NEPHEW PLC

By:
Name:
Title:

EXHIBIT 1(c)

[FORM OF SERIES C NOTE]

SMITH & NEPHEW PLC

2.97% SERIES C SENIOR NOTES DUE NOVEMBER 19, 2021

No. RC-[ ]	[ ]

$[ ]	PPN G8228* AG7

FOR VALUE RECEIVED, the undersigned, SMITH & NEPHEW PLC (herein called the “Company”), a company organized and existing under the laws of England and Wales, hereby promises to pay to [                                ], or registered assigns, the principal sum of [            ] DOLLARS ($            ) (or so much thereof as shall not have been prepaid) on November 19, 2021 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 2.97% per annum from the date hereof, payable semiannually, on May 19 and November 19 in each year, commencing with the 19th May or 19th November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 3.97% or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its “base” or “prime” rate. The interest rate set forth herein shall be increased by 0.25% (25 basis points) per annum for such periods as contemplated by, and in accordance with, Section 10.4(c) of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York City at JPMorgan Chase, New York Branch from time to time or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of November 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SMITH & NEPHEW PLC

By:
Name:
Title:

EXHIBIT 1(d)

[FORM OF SERIES D NOTE]

SMITH & NEPHEW PLC

3.15% SERIES D SENIOR NOTES DUE NOVEMBER 19, 2022

No. RD-[ ]	[ ]

$[ ]	PPN G8228* AH5

FOR VALUE RECEIVED, the undersigned, SMITH & NEPHEW PLC (herein called the “Company”), a company organized and existing under the laws of England and Wales, hereby promises to pay to [                                ], or registered assigns, the principal sum of [            ] DOLLARS ($            ) (or so much thereof as shall not have been prepaid) on November 19, 2022 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.15% per annum from the date hereof, payable semiannually, on May 19 and November 19 in each year, commencing with the 19th May or 19th November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 4.15% or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its “base” or “prime” rate. The interest rate set forth herein shall be increased by 0.25% (25 basis points) per annum for such periods as contemplated by, and in accordance with, Section 10.4(c) of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York City at JPMorgan Chase, New York Branch from time to time or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of November 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SMITH & NEPHEW PLC

By:
Name:
Title:

EXHIBIT 1(e)

[FORM OF SERIES E NOTE]

SMITH & NEPHEW PLC

3.26% SERIES E SENIOR NOTES DUE NOVEMBER 19, 2023

No. RE-[ ]	[ ]

$[ ]	PPN G8228* AJ1

FOR VALUE RECEIVED, the undersigned, SMITH & NEPHEW PLC (herein called the “Company”), a company organized and existing under the laws of England and Wales, hereby promises to pay to [                                ], or registered assigns, the principal sum of [            ] DOLLARS ($            ) (or so much thereof as shall not have been prepaid) on November 19, 2023 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.26% per annum from the date hereof, payable semiannually, on May 19 and November 19 in each year, commencing with the 19th May or 19th November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 4.26% or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its “base” or “prime” rate. The interest rate set forth herein shall be increased by 0.25% (25 basis points) per annum for such periods as contemplated by, and in accordance with, Section 10.4(c) of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York City at JPMorgan Chase, New York Branch from time to time or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of November 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SMITH & NEPHEW PLC

By:
Name:
Title:

EXHIBIT 1(f)

[FORM OF SERIES F NOTE]

SMITH & NEPHEW PLC

3.36% SERIES F SENIOR NOTES DUE NOVEMBER 19, 2024

No. RF-[ ]	[ ]

$[ ]	PPN G8228* AK8

FOR VALUE RECEIVED, the undersigned, SMITH & NEPHEW PLC (herein called the “Company”), a company organized and existing under the laws of England and Wales, hereby promises to pay to [                                ], or registered assigns, the principal sum of [            ] DOLLARS ($            ) (or so much thereof as shall not have been prepaid) on November 19, 2024 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.36% per annum from the date hereof, payable semiannually, on May 19 and November 19 in each year, commencing with the 19th May or 19th November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 4.36% or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its “base” or “prime” rate. The interest rate set forth herein shall be increased by 0.25% (25 basis points) per annum for such periods as contemplated by, and in accordance with, Section 10.4(c) of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York City at JPMorgan Chase, New York Branch from time to time or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of November 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SMITH & NEPHEW PLC

By:
Name:
Title:

EXHIBIT 1(g)

[FORM OF SERIES G NOTE]

SMITH & NEPHEW PLC

FLOATING RATE SERIES G SENIOR NOTES DUE NOVEMBER 19, 2024

No. RG-[ ]	[ ]

$[ ]	PPN G8228* AL6

FOR VALUE RECEIVED, the undersigned, SMITH & NEPHEW PLC (herein called the “Company”), a company organized and existing under the laws of England and Wales, hereby promises to pay to [                                ], or registered assigns, the principal sum of [            ] DOLLARS ($            ) (or so much thereof as shall not have been prepaid) on November 19, 2024 with interest (computed on the basis of a 360-day year and actual days elapsed) (a) on the unpaid balance hereof at the Floating Interest Rate for each Floating Interest Period as determined in accordance with Section 8.1(a) of the Note Purchase Agreement referred to below, payable semiannually, on each Floating Rate Note Payment Date, commencing with the Floating Rate Note Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Breakage Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 1% over the Floating Interest Rate borne by this Note at the time such overdue payment falls due or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its “base” or “prime” rate. The interest rate set forth herein shall be increased by 0.25% (25 basis points) per annum for such periods as contemplated by, and in accordance with, Section 10.4(c) of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Breakage Amount with respect to this Note are to be made in lawful money of the United States of America in New York City at JPMorgan Chase, New York Branch from time to time or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of November 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Breakage Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SMITH & NEPHEW PLC

By:
Name:
Title:

EXHIBIT 4.4(a)(i)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY (U.S.)

Subject to customary qualifications and assumptions:

1.	The Notes and the Note Purchase Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.	The execution and delivery by the Company of the Note Purchase Agreement and the Notes and the issuance by the Company of the Notes and the consummation and performance by the Company of the transactions contemplated thereby do not violate any United States Federal or New York law, rule or regulation having the force of law and applicable to the Company.

4.	Neither the execution and delivery by the Company of the Notes or the Note Purchase Agreement or the issuance by the Company of the Notes nor the consummation and performance by the Company of any of the transactions contemplated thereby, requires the authorization, license, consent or approval of, the giving of notice to or the registration or filing with, or the taking of any other action in respect thereof by, any United States Federal or New York State governmental or regulatory authority or agency.

5.	It is not necessary in connection with the offering, issuance, execution, sale and delivery, as applicable, of the Notes under the circumstances contemplated by the Note Purchase Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

6.	None of the issuance of the Notes, the extension of credit represented by the Notes or the intended use of the proceeds of the Notes by the Company (as set forth in Section 5.14 of the Note Purchase Agreement) will violate or result in a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

7.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

EXHIBIT 4.4(a)(ii)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY (ENGLAND AND WALES)

Subject to customary qualifications and assumptions:

1.	The Company is a company incorporated with limited liability under the laws of England and Wales with the corporate power to enter into and perform its obligations under the Note Purchase Agreement and the Notes (the “Documents”).

2.	All corporate action required to authorize the Company’s entry into and performance of its obligations under the Documents has been duly taken and the Documents have been duly executed and delivered by the Company.

3.	The entry into the Documents and the performance of the transactions contemplated thereby do not and will not violate any present law or regulation of or in England and Wales or the Memorandum and Articles of Association of the Company.

4.	There is no requirement under English law for the consent or authorization of, or the filing, recording, registration or enrolment of any documents with, any court or other authority in England and Wales, to be obtained or made in order to ensure the legality, validity, enforceability or admissibility in evidence of the Documents.

5.	No stamp duty or similar tax is payable in the United Kingdom in respect of the execution or delivery of the Documents.

6.	The choice of the law of the State of New York to govern the Documents would be upheld by the English courts provided that the choice of law is bona fide and there are no reasons for avoiding the choice of law on the grounds of public policy.

7.	(a) It is not necessary under the laws of England:

(i)	in order to enable any Purchaser to enforce its rights under any Document; or

(ii)	by reason of the execution of any Document or the performance by it of its obligations under any Document,

that any Purchaser should be licensed, qualified or otherwise entitled to carry on business in England; and

(b)	no Purchaser is or will be deemed to be resident, domiciled or carrying on business or subject to taxation in England by reason only of the execution, performance and/or enforcement of any Document.

8.	The Company will not be required to withhold on, or deduct from, any payment of interest or principal to any Purchasers under the Documents.

9.	The Company has the power to submit, and has taken all necessary corporate action to submit, to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, and to appoint CT Corporation as its authorised agent for the purposes and to the extent described in Section 23.8(c) of the Note Purchase Agreement.

10.	A judgment for money obtained against the Company in the Federal courts of the United States of America or in the courts of the State of New York could not be enforced by registration in the English courts, but such judgment would be treated as itself constituting a cause of action against the Company and could be sued upon in the English courts. The English courts should enter judgment against the Company in such proceedings without substantive re-examination of the merits of the original judgment, provided that:

(a)	the original court had jurisdiction to deliver the original judgment under its own rules and under the rules of the English courts and the original judgment is final and conclusive between the parties, not subject to any pending or proposed appeal and enforceable in the state in which the original judgment was given;

(b)	there is payable under the original judgment a definite sum of money in respect of a cause of action known to English law and such original judgment has not been wholly satisfied;

(c)	the original judgment is not for multiple damages or for taxes or charges of a like nature or fines or other penalties;

(d)	the original judgment was not obtained by fraud or in proceedings contrary to natural justice and its enforcement is not contrary to English public policy;

(e)	restrictions have not been imposed under the Protection of Trading Interests Act 1980 prior to judgment being enforced (no relevant restrictions exist under the Act as of the date of this opinion); and

(f)	enforcement proceedings are instituted within six years after the date of the original judgment.

EXHIBIT 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS (U.S.)

1. Each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

2. The execution and delivery by the Company of each Transaction Document, the issuance and sale of the Notes by the Company and the performance by the Company of its obligations under the Transaction Documents will not constitute a violation of any law, statute, rule or regulation of the State of New York.

3. No consents, approvals or authorizations of Governmental Authorities of the State of New York or the United States of America are required under the laws of the United States of America or the State of New York on behalf of the Company in connection with (a) the execution and delivery of the Transaction Documents, or (b) the offer, issuance, sale and delivery of the Notes by the Company on the date hereof.

4. It is not necessary in connection with the offer and sale of the Notes delivered to you today under the circumstances contemplated by the Transaction Documents to register the offer and sale to you today of the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

5. Each Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.

EXHIBIT 9.8

FORM OF SUBSIDIARY GUARANTEE

GUARANTEE AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this “Guarantee Agreement” or this “Agreement”), dated as of [                    ], entered into by [                    ] (together with its successors and assigns, each a “Guarantor”), a [                    ] company organized under the laws of [                    ], in favor of each of the Noteholders (defined herein).

PRELIMINARY STATEMENTS:

A. SMITH & NEPHEW PLC (together, with its successors and assigns, the “Company”), a company incorporated under the laws of England and Wales, has authorized the issuance of: (i) $80,000,000 aggregate principal amount of its 2.47% Series A Senior Notes due November 19, 2019; (ii) $45,000,000 aggregate principal amount of its Floating Rate Series B Senior Notes due November 19, 2019; (iii) $190,000,000 aggregate principal amount of its 2.97% Series C Senior Notes due November 19, 2021; (iv) $50,000,000 aggregate principal amount of its 3.15% Series D Senior Notes due November 19, 2022; (v) $105,000,000 aggregate principal amount of its 3.26% Series E Senior Notes due November 19, 2023; (vi) $305,000,000 aggregate principal amount of its 3.36% Series F Senior Notes due November 19, 2024; and (vi) $25,000,000 aggregate principal amount of its Floating Rate Series G Senior Notes due November 19, 2024 (together, the “Notes”), pursuant to that certain Note Purchase Agreement (as amended from time to time, the “Note Purchase Agreement”), dated as of November 19, 2014 entered into by and between the Company and the purchasers named on Schedule A to such Note Purchase Agreement (the “Purchasers”).

B. In order to induce the Purchasers to purchase the Notes, the Company has agreed that certain Subsidiaries are required to, or may be asked to, guarantee unconditionally all of the obligations of the Company under and in respect of the Notes and the Note Purchase Agreement pursuant to the terms and provisions hereof. Accordingly, this Guarantee Agreement is issued in consideration of the purchase of the Notes by the Purchasers

C. Pursuant to the terms of the Note Purchase Agreement, the Guarantor is required to, or is being asked to, execute this Guarantee Agreement.

D. All acts and proceedings required by law and by the memorandum or articles of association, bylaws or other governing and charter documents of the Guarantor necessary to constitute this Guarantee Agreement a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms, have been done and taken, and the execution and delivery hereof have been in all respects duly authorized.

E. The Guarantor and the Company are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. The Guarantor will receive a direct economic and financial benefit from the indebtedness incurred under the Note Purchase Agreement and the Notes by the Company, and under this Guarantee Agreement by the Guarantor, and the incurrence of such indebtedness is or was in the best interests of the Guarantor.

F. The Company provides certain financial accommodations to the Guarantor as needed from time to time and is responsible for supplying the recurring working capital needs and other financial support of the Guarantor on an ongoing basis.

G. By agreeing to enter into this Guarantee Agreement, the Guarantor will gain substantial financial and other benefits, both direct and indirect.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor does hereby covenant and agree, for the benefit of all present and future Noteholders, as follows:

AGREEMENT:

1.	GUARANTEE AND OTHER RIGHTS AND UNDERTAKINGS

1.1	Guaranteed Obligations

The Guarantor hereby irrevocably, unconditionally and absolutely guarantees to each Noteholder, as principal obligor and as and for the Guarantor’s own debt, until final and indefeasible payment has been made:

(a) the due and punctual payment of the principal of and interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and Make-Whole Amount or Modified Make-Whole Amount on the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to any Noteholder under the Note Purchase Agreement and the Notes (all such obligations so guaranteed are herein collectively referred to as the “Guaranteed Obligations”), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions thereof; it being the intent of the Guarantor that the guarantee set forth in this Section 1 shall be a guarantee of payment and not a guarantee of collection; and

(b) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company contained in the Note Purchase Agreement and the Notes.

1.2	Payments and Performance

In the event that the Company fails to make, on or before the due date thereof, any payment to be made of any principal amount of, or interest or Make-Whole Amount or Modified Make-Whole Amount on, or in respect of, the Notes or of any other amounts due to any Noteholder under the Note Purchase Agreement or the Notes, or if the Company shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 1.1 in the manner provided in the Note Purchase Agreement or the Notes after in each case giving effect to any applicable grace periods or cure provisions or waivers or amendments, the Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of the Note Purchase Agreement and the Notes. In furtherance of the foregoing, if an Event of Default pursuant to Section 11(g), (h) or (i) of the Note Purchase Agreement shall exist, all of the Guaranteed Obligations shall, in the manner and subject to the limitations provided in the Note Purchase Agreement for the acceleration of the Notes (including, without limitation, the provisions related to actions required by a requisite percentage of Noteholders) forthwith become due and payable without notice to the Guarantor, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

Nothing shall discharge or satisfy the obligations of the Guarantor hereunder (so long as this Guarantee Agreement shall remain in full force and effect as contemplated by the Note Purchase Agreement) except the full and final performance and indefeasible payment of the Guaranteed Obligations; it being understood, however, that this Guarantee Agreement may be terminated by the Company in accordance with Sections 9.8(d) or (e) of the Note Purchase Agreement, in which case this Guarantee Agreement shall no longer be of any force or effect and the Guarantor shall no longer have any obligations or liabilities in respect of the Guaranteed Obligations.

Any settlement or discharge between the Guarantor and the Noteholders or any of them shall be conditional upon no payment to the Noteholders or any of them by the Company or any other person on the Company’s behalf being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, in the event of any such payment being so avoided or reduced, the Noteholders shall be entitled to recover the amount by which such payment is so avoided or reduced from the Guarantor subsequently as if such settlement or discharge had not occurred.

1.3	Waivers

To the fullest extent permitted by law, the Guarantor does hereby waive:

(a) notice of acceptance of this Guarantee Agreement;

(b) notice of any purchase or acceptance of the Notes under the Note Purchase Agreement, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to the Guarantor’s right to make inquiry of each Noteholder to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(c) notice of the amount of the Guaranteed Obligations, subject to the Guarantor’s right to make inquiry of each Noteholder to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(d) notice of adverse change in the financial condition of the Company or any other guarantor or any other fact that might increase the Guarantor’s risk hereunder;

(e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

(f) notice of any Default or Event of Default;

(g) all other notices and demands to which the Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Guarantor under this Guarantee Agreement);

(h) the right by statute or otherwise to require any or each Noteholder to institute suit against the Company, the Guarantor or any other guarantor or to exhaust the rights and remedies of any or each Noteholder against the Company, the Guarantor or any other guarantor, the Guarantor being bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to each Noteholder by the Guarantor;

(i) any defense arising by reason of any disability or other similar defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof;

(j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of property of the Guarantor made under any judgment, order or decree based on this Guarantee Agreement, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law; and

(k) at all times prior to the full and final performance and indefeasible payment of the Guaranteed Obligations, any claim of any nature arising out of any right of indemnity, contribution, reimbursement, indemnification or any similar right or any claim of subrogation (whether such right or claim arises under contract or by operation of law) arising in respect of any payment made under this Guarantee Agreement or in connection with this Guarantee Agreement, against the Company or any other guarantor or the estate of the Company or any other guarantor (including Security Interest on the property of the Company or any other guarantor or the estate of the Company or any other guarantor), in each case whether or not the Company or any such other guarantor at any time shall be the subject of any proceeding brought under any Bankruptcy Law, and the Guarantor further agrees that it will not file any claims against the Company or any other guarantor or the estate of the Company or any other guarantor in the course of any such proceeding or otherwise, and further agrees that each Noteholder may specifically enforce the provisions of this clause (k).

1.4	Releases

The Guarantor hereby consents and agrees that, without notice to or by the Guarantor and without affecting or impairing the obligations of the Guarantor under this Guarantee Agreement, each Noteholder, by action or inaction, may:

(a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes or the Note Purchase Agreement;

(b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

(c) grant waivers, extensions, consents and other indulgences to the Company or any other guarantor in respect of any one or more of the Notes, the Note Purchase Agreement or any guarantee delivered in connection with either thereof;

(d) agree to amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes, the Note Purchase Agreement or any guarantee delivered in connection with either thereof;

(e) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not;

(f) sell, exchange, release or surrender any property at any time pledged or granted as security in respect of the Guaranteed Obligations, whether so pledged or granted by the Company, the Guarantor or another guarantor of the obligations of the Company under the Note Purchase Agreement and the Notes; and

(g) exchange, enforce, waive, or release, by action or inactions, any security for the Guaranteed Obligations or any other guarantee of any of the Notes.

1.5	Immediate Liability

The Guarantor agrees that the liability of the Guarantor in respect of this Section 1 shall be immediate and shall not be contingent upon the exercise or enforcement by any Noteholder or any other Person of whatever remedies such Noteholder or other Person may have against the Company or any other guarantor or the enforcement of any security or realization upon any security such Person may at any time possess.

1.6	No Setoff, Counterclaim; Severability

(a) Except as otherwise required by law, each payment by the Guarantor shall be made without setoff or counterclaim.

(b) Each of the rights and remedies granted under this Section 1 to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder without notice to, or the consent of or any other action by, any other Noteholder.

1.7	Other Enforcement Rights

Each Noteholder may proceed to protect and enforce this Guarantee Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted, or for the recovery of judgment for the obligations hereby guaranteed or for the enforcement of any other property, legal or equitable remedy available under applicable law.

1.8	Delay or Omission; No Waiver

No course of dealing on the part of any Noteholder or any other Person and no delay or failure on the part of any Noteholder to exercise any right under this Guarantee Agreement shall impair such right or operate as a waiver of such right or otherwise prejudice any Noteholder’s rights, powers and remedies hereunder or under the Note Purchase Agreement or the Notes. Every right and remedy given by this Guarantee Agreement or by law to any Noteholder or any other Person may be exercised from time to time as often as may be deemed expedient by such Person.

1.9	Cumulative Remedies

No remedy under this Guarantee Agreement, the Note Purchase Agreement or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guarantee Agreement, the Note Purchase Agreement and the Notes.

1.10	Survival

The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Company’s obligations under or in respect of any Note or the Note Purchase Agreement and shall continue in full force and effect until all sums due from the Company in respect of the Notes and the Note Purchase Agreement have been indefeasibly paid, and all other actual or contingent obligations of the Company thereunder or in respect thereof have been satisfied, in full. So long as the Guaranteed Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Guarantor under this Section 1 shall survive the transfer and payment of any Note and the payment in full of all the Notes.

1.11	Maintenance of Office

The Guarantor will maintain an office at the address of the Guarantor as provided in Section 3.3 hereof, where notices, presentations and demands in respect hereof or the Guaranteed Obligations may be made upon the Guarantor. Such office will be maintained at such address until such time as the Guarantor shall notify each Noteholder in writing of any change of location of such office.

1.12	Representations and Warranties

The Guarantor represents and warrants as follows:

(a) Organization; Power and Authority. The Guarantor is a company duly organized and validly existing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guarantee Agreement and to perform the provisions hereof;

(b) Authorization, etc. This Guarantee Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor, and this Guarantee Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guarantee Agreement;

(d) Filings; Registration. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body in the United States or the jurisdiction of organization of the Guarantor is required for the due execution, delivery and performance by the Guarantor of this Agreement or any other document or instrument to be delivered in connection herewith; and

(e) Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Guarantor of this Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Security or other security in respect of any property of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, memorandum and articles of association, corporate charter or by-laws, or any other Material agreement or instrument to which the Guarantor is bound or by which the Guarantor or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor.

(f) Ranking. The Guarantor’s payment obligations under this Guarantee Agreement will, upon the execution and delivery thereof, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Financial Indebtedness of such Guarantor, other than Financial Indebtedness which is mandatorily preferred by law.

(g) Solvency. After giving effect to the execution and delivery of this Guarantee Agreement and the transactions contemplated hereby, the Guarantor will not be unable to pay its debts (within the meaning of Section 123(1)(e) of the UK Insolvency Act 1986).

1.13	Pari Passu Ranking

The Guarantor will ensure that its payment obligations under this Guarantee Agreement will at all times rank at least pari passu, without preference or priority, with all other present or future unsecured and unsubordinated Financial Indebtedness of the Guarantor, other than Financial Indebtedness which is mandatorily preferred by law.

1.14	Tax Gross-Up

The obligations of the Guarantor under this Section 1.14 shall survive the payment or transfer of any Note and the provisions of this Section 1.14 shall also apply to successive transferees of the Notes.

1.14.1	Tax Gross-Up with respect to U.K. Holders

The Guarantor shall make all payments (whether under this Agreement or the Notes) to be made by it to holders of Notes resident in the United Kingdom (each a “U.K. Holder”) without any Tax Deduction, unless a Tax Deduction is required by law.

If a Tax Deduction is required by law to be made by the Guarantor, the amount of the payment due to U.K. Holders shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. The Guarantor is not required to make an increased payment to any U.K. Holders for a Tax Deduction in respect of Tax on any payment of interest under the Note held by that U.K. Holder, if, on the date on which the payment falls due, the payment could have been made to such U.K. Holder without a Tax Deduction if it was a Qualifying Noteholder, but on that date such U.K. Holder is not or has ceased to be a Qualifying Noteholder other than as a result of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority.

If the Guarantor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

Within thirty days of making a Tax Deduction and/or any payment required in connection with that Tax Deduction, the Guarantor shall deliver to the affected U.K. Holder evidence reasonably satisfactory to such U.K. Holder that the Tax Deduction has been made and/or (as applicable) any appropriate payment paid to the relevant taxing authority.

If the Guarantor makes a Tax Payment, the relevant U.K. Holder shall take what it determines to be reasonable steps to obtain any Tax Credit attributable to the Tax Deduction, or to an increased payment of which that Tax Payment forms part, or to that Tax Payment. If subsequently any U.K. Holder determines that:

(a) a Tax Credit is attributable to the Tax Deduction, or to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b) the U.K. Holder has obtained, utilised and retained that Tax Credit,

the U.K. Holder shall pay an amount to the Guarantor which such U.K. Holder determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Guarantor, as applicable.

In this Section 1.14.1 and in Section 1.14.2 below a reference to “determines” means a determination made in the absolute discretion of the person making the determination.

Nothing herein contained shall interfere with the right of a U.K. Holder to arrange its Tax affairs in whatever manner it thinks fit and, in particular, no U.K. Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax Credit in priority to any other claims, reliefs, credits or deductions available to it or oblige any U.K. Holder to disclose any information relating to its Tax affairs or any computations in respect thereof.

1.14.2	Tax Gross-Up with respect to Non-U.K. Holders

This Section 1.14.2 shall apply in respect of holders of Notes not resident in the United Kingdom (“Non-U.K. Holders”). All payments whatsoever under this Guarantee Agreement will be made by the Guarantor in USD free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature (hereinafter called “Relevant Tax”, which term shall, in any event, exclude any of the foregoing withheld or deducted by the jurisdiction in which the Non-U.K. Holder is resident for tax purposes or any authority thereof or therein and exclude any FATCA Deduction) imposed or levied by [                                ] or any political subdivision or relevant taxing authority thereof or therein, or by the government of any other country or jurisdiction (or any authority therein or thereof) (other than the jurisdiction in which the Non-U.K. Holder is resident for tax purposes) in which the Guarantor is organized or resident for tax purposes from time to time or from or through which payments under the Notes are actually made (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Relevant Tax is required by law.

If any deduction or withholding for any Relevant Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Guarantor under this Agreement or the Notes, the Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to the relevant Non-U.K. Holder such additional amounts as may be necessary in order that the net amounts paid to such Non-U.K. Holder pursuant to the terms of this Agreement after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Relevant Tax on or with respect to such additional amount), shall be not less than the amounts that would have been due and payable to such Non-U.K. Holder under the terms of this Agreement had no such withholding, deduction or payment of Tax been due, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a) any Relevant Tax that would not have been imposed but for the existence of any present or former connection between such Non-U.K. Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Non-U.K. Holder, if such Non-U.K. Holder is an estate, trust, partnership or corporation or any Person other than the Non-U.K. Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Relevant Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such Non-U.K. Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Relevant Tax that would not have been imposed but for the Guarantor after the date of this Agreement, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the Relevant Tax;

(b) any Relevant Tax that would not have been imposed but for the delay or failure by such Non-U.K. Holder (following a written request by the Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Non-U.K. Holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such Non-U.K. Holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such Non-U.K. Holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person, and such delay or failure could have been lawfully avoided by such Non-U.K. Holder, and provided further that such Non-UK Holder shall be deemed to have satisfied the requirements of this clause (b) upon (i) the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Guarantor no later than 60 days after receipt by such Non-U.K. Holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof) or (ii) if applicable, compliance by such Non-U.K. Holder with the requirements of the HMRC DT Treaty Passport Scheme applicable to it in connection with its election to apply the HMRC DT Treaty Passport Scheme to this Agreement; or

(c) any combination of clauses (a) and (b) above;

and provided further that in no event shall the Guarantor be obligated to pay such additional amounts to any Non-U.K. Holder (i) who is not a Qualifying OP Holder in excess of the amounts that the Guarantor would be obligated to pay if such Non-U.K. Holder had been a Qualifying OP Holder at the time of the payment in question or (ii) holding Notes registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law by the relevant taxing authority) securities held in the name of a nominee do not qualify for an exemption from the Relevant Tax.

By acceptance of any Note, such Non-U.K. Holder agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness either (i) if applicable, comply with the requirements of the HMRC DT Treaty Passport Scheme applicable to it in connection with its election to apply the HMRC DT Treaty Passport Scheme to this Agreement or (ii) (x) duly complete and deliver to or as reasonably directed by the Guarantor all such forms, certificates, documents and returns provided to such Non-U.K. Holder by such Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Non-U.K. Holder in order to avoid or reduce any such Relevant Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States or Japan or any other jurisdiction of residence of the Non-U.K. Holder (as applicable) and such Taxing Jurisdiction and (y) provide the Guarantor with such information with respect to such Non-U.K. Holder as the Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 1.14.2 shall require any Non-U.K. Holder to provide information with respect to any such Form or otherwise if in the reasonable opinion of such Non-U.K. Holder such Form or disclosure of information would involve the disclosure of Tax return or other information that is confidential or proprietary to such Non-U.K. Holder, and provided further that each such Non-U.K. Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Non-U.K. Holder to the Guarantor or mailed to the appropriate taxing authority (which in the case of a United Kingdom HM Revenue & Customs Form US-Issuer 2002 or Form Japan-3-DT or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service or other relevant tax authority in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

The Guarantor will furnish each Purchaser (other than, if applicable, a Purchaser which has provided HMRC DT Treaty Passport Scheme Information as contemplated by this Section 1.14) who is not resident in the United Kingdom with copies of the appropriate Form currently required to be filed in the United Kingdom pursuant to clause (b) of the second paragraph of this Section 1.14.2, if any, and in connection with the transfer of any Note the Obligors will furnish the transferee of such Note (other than, if applicable, a transferee which has provided HMRC DT Treaty Passport Scheme Information as contemplated by this Section 1.14) with copies of any Form and English translation then required.

If any payment is made by the Guarantor to or for the account of a Non-U.K. Holder after deduction or withholding for or on account of any Relevant Tax, and increased payments are made by the Guarantor pursuant to this Section 1.14.2, then, if such Non-U.K. Holder at its sole discretion determines that it has received or been granted a refund of such Relevant Tax, such Non-U.K. Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Guarantor such amount as such Non-U.K. Holder shall, in its sole discretion, determine to be attributable to the relevant Relevant Tax or deduction or withholding. Nothing herein contained shall interfere with the right of the Non-U.K. Holder to arrange its Tax affairs in whatever manner it thinks fit and, in particular, no Non-U.K. Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Relevant Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any Non-U.K. Holder to disclose any information relating to its Tax affairs or any computations in respect thereof.

The Guarantor will furnish the Non-U.K. Holders, promptly and in any event within 60 days after the date of any payment by the Guarantor of any Relevant Tax in respect of any amounts paid under this Agreement, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Non-U.K. Holder.

If the Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Relevant Tax in respect of which the Guarantor would be required to pay any additional amount under this Section 1.14.2, but for any reason (other than the failure by a holder of any Note to furnish any documentation or assistance required by this Section 1.14.2 and failure would cause the additional amount not to be payable) does not make such deduction or withholding with the result that a liability in respect of such Relevant Tax is assessed directly against the Non-U.K. Holder, and such Non-U.K. Holder pays such liability, then the Guarantor will promptly reimburse such Non-U.K. Holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Guarantor) upon demand by such Non-U.K. Holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Guarantor makes payment to or for the account of any Non-U.K. Holder and such holder is entitled to a refund of the Relevant Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Non-U.K. Holder shall, as soon as practicable after receiving written request from the Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Guarantor under this Section 1.14 shall survive the payment or transfer of any Note and the provisions of this Section 1.14 shall also apply to successive transferees of the Notes.

2.	INTERPRETATION OF THIS AGREEMENT

2.1	Terms Defined

As used in this Guarantee Agreement, the terms set forth below have the respective meanings specified below or set forth in the Section of this Guarantee Agreement referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined); capitalized terms used herein and not defined herein have the respective meanings assigned to them by or pursuant to the Note Purchase Agreement.

Agreement—has the meaning assigned to such term in the introductory paragraph hereof.

Bankruptcy Law—means any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, whether now or hereafter in effect.

Company—has the meaning assigned to such term in Preliminary Statement A.

Forms—has the meaning assigned to such term in Section 1.14.

Guarantee Agreement—has the meaning assigned to such term in the introductory paragraph hereof.

Guaranteed Obligations—has the meaning assigned to such term in Section 1.1.

Guarantor—has the meaning assigned to such term in the introductory paragraph hereof.

London Banking Day—has the meaning assigned to such term in Section 3.10.

Noteholder—means, at any time, each Person that is the registered holder of any Note at such time.

Note Purchase Agreement—has the meaning assigned to such term in the introductory paragraph hereof.

Notes—has the meaning assigned to such term in Preliminary Statement A.

Purchasers—has the meaning assigned to such term in Preliminary Statement A.

Relevant Tax – has the meaning assigned to such term in Section 1.14.

Taxing Jurisdiction—has the meaning assigned to such term in Section 1.14.

2.2	Directly or Indirectly

Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including, without limitation, actions taken by or on behalf of any partnership in which such Person is a general partner.

2.3	Section Headings and Construction

(a) Section Headings, etc. The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein”, “hereof”, “hereunder” and “hereto” refer to this Guarantee Agreement as a whole and not to any particular Section or other subdivision.

(b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

3.	MISCELLANEOUS

3.1	Successors and Assigns

Whenever the Guarantor or any of the parties to the Note Purchase Agreement, the Notes, this Agreement or any other documents delivered in connection with any thereof is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the covenants, promises and agreements contained in this Guarantee Agreement by or on behalf of the Guarantor shall bind its permitted successors and assigns of the Guarantor and shall inure to the benefit of each of the Noteholders from time to time whether so expressed or not and whether or not an assignment of the rights hereunder shall have been delivered in connection with any assignment or other transfer of Notes.

3.2	Partial Invalidity

The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions contained herein unenforceable or invalid.

3.3	Communications

All communications to the Guarantor in respect of this Guarantee Agreement shall be directed to the Guarantor at its address set out in Schedule A hereto or to such other address as the Guarantor shall have indicated to each Noteholder in writing. All communications to any Noteholder in respect of this Guarantee Agreement shall be directed to such Noteholder as provided in the Note Purchase Agreement. All such communications shall be delivered in the manner set forth in Section 19 of the Note Purchase Agreement.

3.4	Governing Law

This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

3.5	Amendment

This Guarantee Agreement may be amended or waived by written instrument executed and delivered by the Guarantor and the Required Holders, except that no such amendment or waiver may, without the consent of each holder of Notes affected thereby, amend Section 1.1, 1.2, 1.14, 3.10 or this Section 3.5.

3.6	Counterparts

This Guarantee Agreement may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but altogether only one Guarantee Agreement.

3.7	Benefits of Guarantee Agreement Restricted to Noteholders

(a) This Guarantee Agreement shall inure to the sole and exclusive benefit of each Noteholder and its (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Guarantee Agreement against the Guarantor.

(b) Nothing express or implied in this Guarantee Agreement is intended or shall be construed to give to any Person other than the Guarantor and the Noteholders any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision contained herein.

3.8	Survival of Representations and Warranties; Entire Agreement

All representations and warranties contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery hereof, the Note Purchase Agreement and the Notes. This Guarantee Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

3.9	Jurisdiction; Service of Process

(a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Note Purchase Agreement or the Notes. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 3.9(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Guarantor consents to process being served by or on behalf of any Noteholder in any suit, action or proceeding of the nature referred to in Section 3.9(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19 of the Note Purchase Agreement, to CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for the purpose of accepting service of any process in the United States. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.

(d) Nothing in this Section 3.9 shall affect the right of any Noteholder to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) The Guarantor hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, to receive for it, and on its behalf, service of process in the United States.

(f) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

3.10	Obligation to Make Payment in Dollars

Any payment on account of an amount that is payable hereunder in Dollars which is made to or for the account of any Noteholder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the obligation of the Guarantor under this Guarantee Agreement only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

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IN WITNESS whereof the Guarantee Agreement has been delivered on the date stated at the beginning of this Guarantee Agreement.

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